Exhibit 4.4

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

TWELFTH AMENDED AND RESTATED SHAREHOLDERS

AGREEMENT

of

ESQUARED CAPITAL LIMITED

February 25, 2025

TWELFTH AMENDED AND RESTATED SHAREHOLDERS

AGREEMENT

This TWELFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement” or “Deed") is entered into on February 25, 2025, by and among:

A. Esquared Capital Limited, a British Virgin Islands business company whose registered address is at NovaSage Chambers, Wickham’s Cay II, Road Town, Tortola, British Virgin Islands (the “Company”);

B. Klook Travel Technology Limited, a limited liability company established under the Laws of Hong Kong whose registered address is at 22/F, Kinwick Centre, 32 Hollywood Road, Central, Hong Kong (the “HK Company”);

C. Klook Travel Technology Pte. Ltd., a limited liability company established under the Laws of Singapore whose registered address is at 13 Hongkong Street, Singapore 059656 (the “Singapore Company”);

D. EEB Capital Limited, a British Virgin Islands company whose registered address is at NovaSage Chambers, P.O. Box 4389, Road Town, Tortola, British Virgin Islands (the “Key Party Holdco”);

E. Venus Alpha Holdings Limited, a British Virgin Islands company whose registered address is at offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands (the “Lin’s Holdco”, together with the Key Party Holdco, the “Founder Holdcos” and each, a “Founder Holdco”);

F. Ivory Cliff Holdings Limited, a British Virgin Islands company whose registered address is at offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands;

G. The Persons as set forth on Schedule A (each a “Key Party” and collectively, the “Key Parties”);

H. The Persons as set forth on Part I of Schedule B (such Persons, together with their respective transferees and permitted assignees, the “Series Seed Investors”);

I. The Persons as set forth on Part II of Schedule B (such Persons, together with their respective transferees and permitted assignees, the “Series A Investors”);

J. The Persons as set forth on Part III of Schedule B (such Persons, together with their respective transferees and permitted assignees, the “Series B Investors”);

K. The Persons as set forth on Part IV of Schedule B (such Persons, together with their respective transferees and permitted assignees, the “Series C Investors”);

L. The Persons as set forth on Part V of Schedule B (such Persons, together with their respective transferees and permitted assignees, the “Series D Investors”);

M. The Persons as set forth on Part VI of Schedule B (such Persons, together with their respective transferees and permitted assignees, the “Series D+ Investors”);

N. The Persons as set forth on Part VII of Schedule B (such Persons, together with their respective transferees and permitted assignees, the “Series E Investors”); and

O. The Persons as set forth on Part VIII of Schedule B (such Persons, together with their respective transferees and permitted assignees, the “Series E+ Investors”, together with the Series Seed Investors, the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors, the Series D+ Investors and the Series E Investors, the “Investors” collectively, and each, an “Investor”).

Each of the foregoing parties is referred to herein individually as a “party” and collectively as the “parties”.

RECITALS

WHEREAS, in connection with the closing of the purchase from the Company by Knight Taano Pte. Ltd. and Mariano Dima Advisory Ltd. (the “Additional Series E+ Investors”) of, in aggregate, 22,668,641 Series E+ Preferred Shares of the Company pursuant to the Second Series E+ Purchase Agreement, the parties hereto entered into an Eleventh Amended and Restated Shareholders Agreement on October 25, 2024 (the “Original Shareholders Agreement”).

WHEREAS, the parties hereto desire to amend and restate the Original Shareholders Agreement and enter into this Agreement for the governance, management and operations of the Group Companies and for the rights and obligations between and among the Shareholders and the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. GENERAL MATTERS.

1.1 Definitions. Capitalized terms used herein without definition have the meanings assigned to them in Annex A attached to this Agreement. The use of any term defined in Annex A in its uncapitalized form indicates that the words have their normal and general meaning.

1.2 Pledge. The Company, each Key Party and each Ordinary Shareholder (excluding Investing Ordinary Shareholders) shall cause all Parties to this Agreement, other than the Investors, to perform their obligations under this Agreement.

2. INFORMATION AND INSPECTION RIGHTS PRIOR TO AN IPO.

2.1 Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement and prior to the IPO of the Company, and for so long as (i) with respect to each of BVP and EQT, it holds no less than the aggregate number of Shares of Company held by it as of July 21, 2023, and (ii) with respect to any of other Investors (excluding BVP and EQT), such Investor, together with such Investor’s Affiliates holds no less than two percent (2%) of the Shares of Company on a fully-diluted and as-converted basis, the Company will and will cause the Group Companies to, deliver to such Investor the following information with respect to the Company and its Subsidiaries:

(i) within one-hundred and twenty (120) days after the end of each fiscal year, annual audited consolidated financial statements of the Group Companies for such fiscal year, audited in accordance with the IFRS or other accounting principle as approved by the Preferred Majority by a big four accounting firm or any other accounting firm approved by the Preferred Majority;

(ii) within ninety (90) days after the end of each fiscal year, (x) annual unaudited consolidated financial statements of the Group Companies for such fiscal year, and (y) a business operations report of the Group Companies for such fiscal year;

(iii) (x) within forty-five (45) days after the end of each calendar month, monthly unaudited financial statements of the Group Companies for such calendar month, and (y) within fifteen (15) days after the end of each calendar month, a business operations report of the Group Companies for such calendar month which shall set forth, among other things, the number of bookings, number of merchants, monthly unique visitors, and monthly transacting users (including without limitation the breakdown of new users and existing users);

(iv) within sixty (60) days after the end of each fiscal quarter, (x) quarterly unaudited consolidated financial statements of the Group Companies for such fiscal quarter, and (y) a business operations report of the Group Companies for such fiscal quarter;

(v) within fifteen (15) days after the end of each fiscal quarter and as soon as practicable but in any event no later than five (5) days after the end of any calendar month in which there has been a change in the share capital or shareholding structure of the Company (other than any change due to the grant of any option under the ESOP), an updated capitalization table for the Company with sufficient detail to enable such Investor to calculate its percentage of equity ownership in the Company, including the following details:

(1) the number of authorized and outstanding shares in each class and series of the Company’s Shares and their respective holders (other than any participant under the ESOP or any other equity incentive, purchase or participation plan of the Company unless such participant is registered as a shareholder of the Company);

(2) the number of Ordinary Shares issuable upon conversion or exercise of any outstanding Equity Securities; and

(3) the number of Shares reserved under any ESOP or other equity incentive, purchase or participation plan of the Company (including the exercise price of such Shares issued thereunder);

(vi) within thirty (30) days prior to the end of each fiscal year, an annual consolidated comprehensive operating budget and operating plan of the Group Companies for the following fiscal year, which shall set forth, among other things, a forecast of the Company’s revenues, expenses and cash position on a month to month basis;

(vii) copies of all documents or other information sent to all other shareholders, no later than five (5) days after such documents or information are sent by the Company; and

(viii) upon the request by any Investor, such other information as such Investor shall reasonably request.

All financial statements to be provided to the Investors pursuant to this Section 2.1 and pursuant to any other Transaction Document, including the Restated M&A, shall be prepared in the English language in accordance with the IFRS or other accounting principle as approved by the Preferred Majority and shall consolidate the results of operations of the Group Companies. The business operations report shall set forth in comparative form the figures in the financial statements for the corresponding periods of the previous quarter or fiscal year and indicate variances from the quarterly or annual budget of the Group Companies with respect to key line items, all in reasonable detail.

2.2 Inspection Rights. The Company covenants and agrees that, commencing on the date of this Agreement and prior to the IPO of the Company, and for so long as (i) with respect to each of BVP and EQT, it holds no less than the aggregate number of Shares of Company held by it as of July 21, 2023, and (ii) with respect to a Series A Investor, Series B Investor, Series C Investor, Series D Investor, Series D+ Investor, Series E Investor or Series E+ Investor (excluding BVP and EQT), such Investor, together with such Investor’s Affiliates, holds no less than two percent (2%) of the Shares of Company on a fully-diluted and as- converted basis, such foregoing Investor or its respective appointee shall have the right of inspection, including the right to access, examine and copy all books or accounts of each Group Company and/or any of their respective Subsidiaries, and to discuss the business, operations and conditions of each Group Company and their respective Subsidiaries with their respective directors, officers, employees, accounts, legal counsel and investment bankers.

3. REGISTRATION RIGHTS.

3.1 Applicability of Rights. The holders of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D+ Preferred Shares, Series E Preferred Shares and Series E+ Preferred Shares shall be entitled to the following rights with respect to any potential public offering of Ordinary Shares of the Company (or securities representing such Ordinary Shares) in the United States, and to any analogous or equivalent rights with respect to any other offering of shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

3.2 Definitions. For purposes of this Section 3:

(a) Registration. The terms “register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement under the Securities Act, and the declaration of effectiveness of such registration statement.

(b) Registrable Securities. The term “Registrable Securities” means: (1) Ordinary Shares of the Company issued or to be issued upon conversion of the Series A Preferred Shares issued (A) under the Series A Share Purchase Agreement or (B) pursuant to the issuance of New Securities by the Company to the Series A Investors pursuant to Section 4 hereof; (2) Ordinary Shares of the Company issued or to be issued upon conversion of the Series B Preferred Shares issued (A) under the Series B Share Purchase Agreement and the Series B-3 Share Purchase Agreement or (B) pursuant to the issuance of New Securities by the Company to the Series B Investors pursuant to Section 4 hereof; (3) Ordinary Shares of the Company issued or to be issued upon conversion of the Series C Preferred Shares issued (A) under the Series C Share Purchase Agreement or (B) pursuant to the issuance of New Securities by the Company to the Series C Investors pursuant to Section 4 hereof; (4) Ordinary Shares of the Company issued or to be issued upon conversion of the Series D Preferred Shares issued (A) under the Series D Share Purchase Agreement or (B) pursuant to the issuance of New Securities by the Company to the Series D Investors pursuant to Section 4 hereof; (5) Ordinary Shares of the Company issued or to be issued upon conversion of the Series D+ Preferred Shares issued (A) under the Series D+ Share Purchase Agreement, or (B) pursuant to the issuance of New Securities by the Company to the Series D+ Investors pursuant to Section 4 hereof; (6) Ordinary Shares of the Company issued or to be issued upon conversion of the Series E Preferred Shares issued (A) under the Series E Share Purchase Agreement, or (B) pursuant to the issuance of New Securities by the Company to the Series E Investors pursuant to Section 4 hereof; (7) Ordinary Shares of the Company issued or to be issued upon conversion of the Series E+ Preferred Shares issued (A) under the Series E+ Share Purchase Agreement or the Second Series E+ Purchase Agreement, or (B) pursuant to the issuance of New Securities by the Company to the Series E+ Investors pursuant to Section 4 hereof; (8) Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; (9) any other Ordinary Shares owned or hereafter acquired by the Series A Investors, Series B Investors, Series C Investors, Series D Investors, Series D+ Investors, Series E Investors or Series E+ Investors, including Ordinary Shares issued in respect of the Ordinary Shares described in (1)-(8) above upon any share split, share dividend, recapitalization or a similar event; and (10) any depositary receipts issued by an institutional depositary upon deposit of any of the foregoing. Notwithstanding the foregoing, “Registrable Securities” shall not include any Registrable Securities sold by a Person in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all convertible or exercisable securities which are then convertible or exercisable, as the case may be, into Ordinary Shares that are Registrable Securities.

(d) Holder. For purposes of this Section 3, the term “Holder” means any Person who holds Registrable Securities of record, whether such Registrable Securities were acquired directly from the Company or from another Holder in a permitted transfer, to whom the rights under this Section 3 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D+ Preferred Shares, Series E Preferred Shares and/or Series E+ Preferred Shares convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that (i) the Company shall in no event be obligated to register the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D+ Preferred Shares, Series E Preferred Shares and/or Series E+ Preferred Shares and (ii) Holders of Registrable Securities will not be required to convert their Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D+ Preferred Shares, Series E Preferred Shares and/or Series E+ Preferred Shares into Ordinary Share in order to exercise the registration rights granted hereunder, until immediately prior to the declaration of effectiveness of the registration statement for the offering to which the registration relates.

(e) Form S-3 and Form F-3. The terms “Form S-3” and “Form F-3” means such respective form under the Securities Act as is in effect on the date hereof or any successor or comparable registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

3.3 Demand Registration.

(a) Request by Holders. If the Company shall receive, at any time after the earlier of (i) forty-eight (48) months from the Series E+ Third Additional Closing Date, or (ii) six (6) months after an IPO, a written request from the Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company files a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3.3, then the Company shall, within ten (10) Business Days after the receipt of such written request, give a written notice of such request (the “Request Notice”) to all Holders. The Holders shall send a written notice stating the number of Registrable Securities requested to be registered and included in such registration (the “Requested Securities”) to the Company within ten (10) Business Days after receipt of the Request Notice. The Company shall thereafter use its best efforts to effect, as soon as practicable, the registration of the Requested Securities, subject only to the limitations of this Section 3.3.

(b) Underwriting. If the Holders initiating the registration request under this Section 3.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3.3 and the Company shall include such information in the Request Notice referred to in Section 3.3(a). In the event of an underwritten offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.3, if the managing underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the managing underwriter(s) and allocated among the Holders of Registrable Securities on a pro-rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced by more than seventy- five percent (75%) of the Requested Securities; and provided further that no Registrable Securities shall be so excluded until all other securities are first entirely excluded from the underwriting and registration including all securities that are not Registrable Securities and are held by any Person other than a Holder, including any Person who is an employee, officer or director of the Company or any Subsidiary of the Company. Further, if, as a result of such exclusion, the Holders cannot include in the registration all of the Requested Securities, then such Registration shall not be deemed to constitute one of the three (3) Registrations to which the Holders are entitled pursuant to this Section 3.3. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the managing underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder”, and any pro-rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined herein.

(c) Maximum Number of Demand Registrations. The Company shall have no obligation to effect more than three (3) registrations pursuant to this Section 3.3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting the filing of a registration statement pursuant to this Section 3.3, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(e) Expenses. The Company shall pay all expenses (excluding only underwriting discounts and commissions relating to the Registrable Securities sold by the Holders) incurred in connection with any registration pursuant to this Section 3.3, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printer’s and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar. Each Holder participating in a registration pursuant to this Section 3.3 shall bear such Holder’s proportionate share (based on the total number of shares of Registrable Securities sold in such registration other than for the account of the Company) of all discounts and commissions relating to the Registrable Securities sold by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay any expense of any registration proceeding begun pursuant to this Section 3.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) registration to which the Holders are entitled pursuant to this Section 3.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such registration); provided further, however, that if at the time of such withdrawal, the Holders requesting such registration have learned of a material adverse change in the conditions, business, or prospects of the Company not known to such Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, or if the registration proceeding is terminated for any reason not specifically covered by this Section 3.3(e), then the Company shall be required to pay all of such expenses and such registration shall not constitute the use of a registration to which the Holders are entitled pursuant to this Section 3.3.

3.4 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing of any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 3.3 or Section 3.5 of this Agreement or relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten (10) Business Days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If a registration statement under which the Company gives notice under this Section 3.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include its Registrable Securities in such registration pursuant to this Section 3.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such number of the Holder’s Registrable Securities as the Holder elects to include in such registration in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting. Notwithstanding any other provision of this Agreement, but subject to the proviso below, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro-rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested, even if this will cause the Company to reduce the number of shares it wishes to offer; and (ii) all shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, officer or director of the Company or any Subsidiary of the Company shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the underwriter(s) at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro-rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Expenses. The Company shall pay all expenses (excluding only underwriting and brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with a registration pursuant to this Section 3.4, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar. For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 3.4 notwithstanding the cancellation or delay of the registration proceeding for any reason.

(c) Not Demand Registration. Registration pursuant to this Section 3.4 shall not be deemed to be a demand registration as described in Section 3.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.4.

3.5 Form S-3 or Form F-3 Registration. After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or Form F-3 or any comparable or successor form promptly and to maintain such qualification thereafter. If the Company is qualified to use Form S-3 or Form F-3, any Holder or Holders shall have a right to request in writing that the Company effect a registration on either Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and upon receipt of each such request, the Company shall perform the tasks set out in paragraphs (a) and (b) below:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the date on which the Company provides the notice contemplated by Section 3.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

(i) if Form S-3 or Form F-3 becomes unavailable for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price of less than US$1,000,000 to the public; or

(iii) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested to be included in such registration) pursuant to the provisions of Section 3.4(a).

(c) Expenses. The Company shall pay all expenses (excluding only underwriting or brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with each registration requested pursuant to this Section 3.5, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar. For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 3.5 notwithstanding the cancellation or delay of the registration proceeding for any reason.

(d) Maximum Frequency. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.5.

(e) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3.5, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(f) Not Demand Registration. Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 3.3 above.

(g) Underwriting. If the requested registration under this Section 3.5 is for an underwritten offering, the provisions of Section 3.3(b) shall apply mutatis mutandis.

If the Company fails to perform any of the Company’s obligations set forth above in this Section 3.5 relating to a demand registration made pursuant to Section 3.3, such registration shall not constitute the use of a demand registration under Section 3.3.

3.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as soon as practicable:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep any such registration statement effective for a period of one (1) year or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever is earlier;

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky Laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Deposit Agreement. If the registration relates to an offering of depositary shares or other securities representing Ordinary Shares deposited pursuant to a deposit agreement or similar facility, cause the depositary under such agreement or facility to accept for deposit under such agreement or facility all Registrable Securities requested by each Holder to be included in such registration in accordance with this Section 3;

(f) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(g) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) Opinions and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) opinions, each dated as of such date, of the counsels representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort letter” dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(i) Listing. Use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(j) CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(k) Due Diligence Requests. Promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

3.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.3, 3.4 or 3.5 that the selling Holders shall furnish to the Company information regarding such Holders, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall reasonably be required to timely effect the registration of their Registrable Securities.

3.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.3, 3.4 or 3.5:

(a) By the Company. To the extent permitted by law and the Restated M&A, the Company shall indemnify and hold harmless each Holder and its Affiliates, partners, officers, directors, employee, legal counsel, agent, any underwriter (as determined in the Securities Act) for such Holder and each Person, if any, who Controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages, or liabilities or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other applicable law in connection with the offering covered by such registration statement;

and in each case of (i) through (iii), the Company shall reimburse each such Holder and its Affiliates, partners, officers, directors, employees, legal counsel, agents, underwriters or controlling Person for any legal or other expenses reasonably incurred by them, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling Person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who Controls the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who Controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or other such Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in the Company’s reasonable reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this Section 3.8(b) plus any amount under Section 3.8(e) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action, including any governmental action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement thereof (a “Claim Notice”) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, (i) during the period from the delivery of a Claim Notice until retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver a written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.8 to the extent the indemnifying party’s ability to defend such action is prejudiced as a result thereof, but the omission to deliver a written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity shall not inure to the benefit of any Person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 3.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 3.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such Holder pursuant to such registration statement absent guilty of such fraudulent misrepresentation; and (B) no Person or entity guilty of fraudulent misrepresentation as defined in section 11(f) of the Securities Act will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

(f) Survival. The obligations of the Company and Holders under this Section 3.8 shall survive for six (6) years after the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

3.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act, at all times after the effective date of the first registration under the Securities Act filed by the Company;

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual, interim, quarterly or other report of the Company and, (iii) such other reports and documents as a Holder may reasonably request availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.10 Termination of the Company’s Obligations. Notwithstanding the foregoing, the Company shall have no obligations pursuant to Sections 3.3, 3.4 or 3.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registered public offering (i) five (5) years after the consummation of an IPO, or (ii) if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

3.11 No Registration Rights to Third Parties. Without the prior written consent of the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person or entity any registration rights of any kind, whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Section 3, or otherwise, relating to any shares or other securities of the Company, other than rights that are subordinate to the rights of the Holders hereunder.

3.12 “Market Stand-Off” Agreement. Each Holder hereby agrees that, if and to the extent requested by the lead or managing underwriter(s) of securities of the Company in connection with a registration relating to a specific proposed underwritten public offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or a related or successor form relating solely to a transaction under SEC Rule 145), such Holder will, subject to the following conditions, enter into a lock-up or standoff agreement with such underwriter(s) in customary form (subject to the following conditions) under which such Holder agrees not to sell or otherwise transfer or dispose of any Registrable Securities or other shares of the Company owned by such Holder as of the date of such registration for up to one hundred eighty (180) days following the effective date of the related registration statement. The obligations of each Holder under this Section 3.12 are subject to the following conditions: (i) the lockup or standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to Registrable Securities actually sold pursuant to such registration statement; (ii) such Holder is satisfied that all directors, officers, and holders of one percent (1%) or more of any class of securities of the Company are bound by substantially identical restrictions; (iii) the lockup or standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the underwriter shall so notify each Holder within three (3) days and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of Company’s securities, including any director, officer, or holder of one percent (1%) or more of any class of securities of the Company subject to such restrictions; and (iv) the lockup or standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or standoff agreement substantively identical to that signed by the transferring Holder. The lock-up or standoff agreement shall expire no later than ninety (90) days after execution by the Holder if no underwritten public offering has occurred by the date of such execution. The Company may impose a stop-transfer restriction with respect to Registrable Securities that are subject to any such lockup or standoff agreement, but shall remove such restriction immediately upon the expiration or termination of such lockup or standoff agreement.

3.13 Public Offering Rights (Non-U.S. Offerings). If the securities of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) outside of the United States for the account of any Shareholders, each Holder shall have the right to include a pro-rata number of securities (based on the number of shares (on an as - converted basis) then held by such Holder and all other shareholders of the Company selling in such offering) in such offering on terms and conditions no less favorable to the Holders than to any other selling shareholder.

3.14 Re-sale Rights. The Company shall use its best efforts to assist each Holder in the sale or disposition of its Registrable Securities after a Qualified IPO, including the prompt delivery of applicable instruction letters by the Company and legal opinions from the Company’s counsels in forms reasonably satisfactory to the Holder’s counsel. In the event the Company has depositary receipts listed or traded on any stock exchange or inter-dealer quotation system, the Company shall pay all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holders.

4. RIGHT OF PARTICIPATION.

4.1 General. Each holder of Preferred Shares (the “Participation Rights Holders”, and each a “Participation Rights Holder”) shall have a right of first refusal to purchase up to such holder’s Pro Rata Share of the New Securities available for subscription (the “Right of Participation”). Each Participation Rights Holder shall be entitled to apportion its Right of Participation hereby granted to it among itself and its Affiliates (other than Competitors unless with approval of the Ordinary Majority) in such proportions as it deems appropriate, provided that, such Affiliate shall at the closing of any purchase execute and deliver to the Company and the other parties hereto the Adherence Agreement as provided in Section 7.1(b).

4.2 Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” is the ratio of (a) the number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (calculated on an as-converted basis) then held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (assuming conversion of all convertible securities) immediately prior to the issuance of New Securities giving rise to the Right of Participation.

4.3 New Securities. “New Securities” shall mean any Equity Securities of the Company, provided, however, that the term “New Securities” shall not include:

(a) Ordinary Shares issued upon conversion of the Preferred Shares the issuance of which shall have been approved in accordance with this Agreement;

(b) any securities issued in connection with any share split, recapitalization, reclassification, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(c) Ordinary Shares issued or issuable to officers, directors, employees and consultants of the Company pursuant to any equity plan or incentive arrangement approved or to be approved in accordance with this Agreement and the Restated M&A;

(d) those issued as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to the Restated M&A;

(e) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, a majority of the assets, voting power or equity ownership of such other corporation or entity, as duly approved in accordance with this Agreement and the Restated M&A;

(f) any securities issued pursuant to transactions with strategic partners or transactions with financial institutions or lessors in connection with loans, credit arrangements, equipment financings or similar transactions, each such transaction having been approved in accordance with this Agreement and the Restated M&A; and

(g) any securities offered in an underwritten registered public offering by the Company, as duly approved in accordance with this Agreement and the Restated M&A.

4.4 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities in a single transaction or a series of related transactions, it shall give each Participation Rights Holder a written notice of its intention to issue New Securities (the “First Participation Notice”), describing the identity of the prospective subscriber, the amount and type of New Securities available for subscription, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall be entitled to purchase up to such Participation Rights Holder’s Pro Rata Share of such New Securities available for subscription at the price and upon the terms and conditions specified in the First Participation Notice by giving a written notice to the Company and stating therein the number of New Securities to be purchased (such number shall not exceed such Participation Rights Holder’s Pro Rata Share) within ten (10) Business Days from the date of such First Participation Notice. If any Participation Rights Holder fails to send such written notice within the prescribed time period or declines to exercise fully its Right of Participation, then the right of such Participation Rights Holder to purchase its Pro Rata Share hereunder shall be forfeited.

(b) Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to exercise fully its Right of Participation in accordance with Section 4.4(a) above, the Company shall promptly give a written notice (the “Second Participation Notice”) to the Participation Rights Holders who agreed to exercise their Right of Participation in full (the “Rights Participants”) in accordance with Section 4.4(a). Each Rights Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to purchase. Such notice may be made by telephone if followed by a written confirmation within two (2) Business Days from the date of verbal notice. If as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for subscription by all Rights Participants, the oversubscribing Rights Participants will be cut back by the Company with respect to their oversubscriptions to that number of remaining New Securities equal to the lesser of (x) the number of the additional New Securities it proposed to purchase; and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by all Rights Participants, by (ii) a fraction the numerator of which is the number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (calculated on an as-converted basis) held by each oversubscribing Rights Participant and the denominator of which is the total number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (calculated on an as-converted basis) held by all the oversubscribing Rights Participants, provided that if this results in any remaining New Securities not being taken up, then the oversubscribing Rights Participants who had their allocation cut back shall be entitled to take up the shortfall on a pro-rata basis. Each oversubscribing Rights Participant shall be obligated to purchase such number of additional New Securities as determined by the Company pursuant to this Section 4.4(b) and the Company shall so notify the Rights Participants within fifteen (15) Business Days from the date of the Second Participation Notice.

(c) Failure to Exercise. (i) In the event Participation Rights Holders do not exercise the Right of Participation with respect to all New Securities described in the First Participation Notice, after ten (10) Business Days following the date of the First Participation Notice, or (ii) upon the expiration of the Second Participation Period, the Company shall have a period of ninety (90) days thereafter to sell the New Securities (in respect of which any Right of Participation was not fully exercised) at the same price and upon the same non-price terms specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such prescribed period, then the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Participation Rights Holders pursuant to this Section 4.

5. DISPOSITION OF SHARES.

5.1 Restriction on Transfers. Subject to Section 5.3, each of the Key Parties agrees that, regardless of his/her/its employment status or relationship with the Company or the Group Companies, without the prior written consent of the Series E/E+ Preferred Majority, the Series D+ Preferred Majority, the Series D Preferred Majority, the Series C Preferred Majority, the Series B Preferred Majority and the Series A Preferred Majority, he/she/it shall not, directly or indirectly, sell, transfer, pledge, encumber, hypothecate or otherwise dispose of any of his/her/its Shares in the Company or any of other Group Companies or any interest therein (in each case, a “Transfer”) until the earlier of the consummation of (a) a Qualified IPO or (b) a Trade Sale. In the case that any Share is held by his/her/its ultimate beneficial owner through one or more level of holding companies (including without limitation, the Founder Holdcos), any transfer, repurchase, or new issuance of the shares of such holding companies or similar transactions shall be deemed as an indirect transfer of such Shares. The parties agree that the restrictions on the Transfer of the Shares held by the Key Parties and Founder Holdcos contained in this Agreement shall apply to such indirect transfer and shall not be circumvented by means of any indirect transfer of the Shares.

5.2 Transfer by Preferred Shareholders.

(a) Subject to Sections 5.2(b) and 5.2(d) below only, any Preferred Shareholder and Investing Ordinary Shareholder shall have the right to Transfer any Preferred Shares (or the relevant Conversion Shares) and Ordinary Shares, as applicable, held by it to any third party, provided that (i) such Transfer is effected in compliance with all applicable Laws and (ii) each such transferee or assignee agrees in writing to be bound by the terms of this Agreement by executing an Adherence Agreement as provided in Section 7.1(b).

(b) Notwithstanding anything to the contrary in subsection (a) above, without the prior written consent of the Ordinary Majority, none of the Shareholders may Transfer the Shares held by it to any Competitor. Notwithstanding the foregoing, the restrictions on transfer of Shares under this Section 5.2(b) shall not apply to exercise of the co- sale rights by the Co-Sale Right Holder in accordance with Section 6.

(c) For the avoidance of doubt, any Preferred Shareholder shall have the right to Transfer any Preferred Shares (or the relevant Conversion Shares) held by it to its Affiliates without being subject to any restrictions, provided that, such Affiliate is not a Competitor (in which case paragraph (b) above shall apply).

(d) If any Preferred Shareholder or Investing Ordinary Shareholder (as applicable) proposes to sell or transfer, directly or indirectly, any Preferred Shares (or the relevant Conversion Shares) or Ordinary Shares (such Preferred Shares (or the relevant Conversion Shares) and Ordinary Shares, collectively, the “Restricted Shares”), as applicable, held by it to a Competitor’s Controlling Person, then such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) shall promptly give a written notice (the “Restricted Shares Transfer Notice”) to the Company, which shall include (i) the number of the Restricted Shares to be sold or transferred and the nature of such sale or transfer, (ii) the identity (identities) (including name(s) and address(es)) of such Competitor’s Controlling Person, and (iii) the consideration and the material terms and conditions upon which the proposed sale or transfer is to be made. The Restricted Shares Transfer Notice shall certify that such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) has received a firm offer from such Competitor’s Controlling Person and in good faith believes a binding agreement for the sale or transfer is obtainable on the terms set forth in the Restricted Shares Transfer Notice. The Restricted Shares Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer. The Company shall have the right, upon notice to such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) at any time within fifteen (15) Business Days after receipt of the Restricted Shares Transfer Notice, to purchase or designate any other Person(s) to purchase all or any portion of the Restricted Shares upon the same terms and conditions as set forth in the Restricted Shares Transfer Notice (“Right of First Refusal on Restricted Shares”), and such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) shall, upon receipt of the notice of purchase from the Company, sell the Restricted Shares to the Company pursuant to such terms. If the Company gives such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) notice that it desires to purchase or designate other Person(s) to purchase such Restricted Shares, then payment for the Restricted Shares shall be by check or wire transfer, against delivery of the Restricted Shares to be purchased, at a place agreed upon between the Company and such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) and at the time of the scheduled closing therefor, which shall be no later than thirty (30) Business Days after such Preferred Shareholder or Investing Ordinary Shareholder’s (as applicable) receipt of the Company’s notice of purchase. If the Company has declined to purchase or failed to exercise its Right of First Refusal on Restricted Shares with respect to any portion of the Restricted Shares within the above-prescribed period, such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) shall have one hundred and twenty (120) days following such Preferred Shareholder or Investing Ordinary Shareholder’s (as applicable) delivery of the Restricted Share Transfer Notice to the Company to sell such Restricted Shares not purchased by the Company to the Competitor’s Controlling Person at a price upon terms and conditions no more favorable than specified in the original Restricted Shares Transfer Notice.

5.3 Exempted Transfers. Notwithstanding anything to the contrary contained herein, the transfer restrictions (including without limitation those set forth in Sections 5 and 6) shall not apply to (a) any transfer of Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; (b) Transfer of no more than ten percent (10%) of the Shares directly or indirectly held by each Key Party as of the date hereof to the children, spouse, parent, grandchild or grandparent of such Key Party, or to trusts for the benefit of such Person or such Key Party, for bona fide estate planning purposes; (c) Transfer of the Shares now or hereafter directly or indirectly held by each Key Party or Ordinary Shareholder (excluding Investing Ordinary Shareholders), to any entity wholly-owned by such Key Party or Ordinary Shareholder (excluding Investing Ordinary Shareholders) (each transferee pursuant to the foregoing subsections (a), (b) and (c), a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Preferred Shareholders to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by the terms of this Agreement by executing an Adherence Agreement as provided in Section 7.1(b); provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

5.4 Right of First Refusal.

(a) Notice of Sale. Subject to Section 5.1, if any Key Party, Ordinary Shareholder (excluding Investing Ordinary Shareholders), Founder Holdco, or their respective permitted transferee to which rights hereunder have been duly assigned in accordance with this Agreement (each, a “Selling Shareholder”) proposes to sell or transfer, directly or indirectly, any of its Shares (excluding Preferred Shares or Ordinary Shares that are issued or issuable upon conversion of Preferred Shares) (the “Transfer Shares”), then the Selling Shareholder shall promptly give a written notice (the “Transfer Notice”) to the Company and to each holder of the Preferred Shares (the “Non-Selling Shareholder”), which Transfer Notice shall include (i) the number of Transfer Shares to be sold or transferred and the nature of such sale or transfer, (ii) the identity (identities) (including name(s) and address(es)) of the prospective transferee(s), and (iii) the consideration and the material terms and conditions upon which the proposed sale or transfer is to be made. The Transfer Notice shall certify that the Selling Shareholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the sale or transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer. Each holder of Preferred Shares shall be entitled to apportion its right of first refusal hereby granted to it among itself and its Affiliates (other than Competitors unless approved by the Ordinary Majority) in such proportions as it deems appropriate, provided that, such Affiliate shall execute and deliver to the Company and the other parties hereto the Adherence Agreement as provided in Section 7.1(b).

(b) The Company’s Right of First Refusal.

(i) The Company shall have the right, upon notice to the Selling Shareholder at any time within ten (10) Business Days after receipt of the Transfer Notice (the “Company Purchase Right Period”), to purchase all or any portion of the Transfer Shares upon the same terms and conditions as set forth in the Transfer Notice (“Company Right of First Refusal”), and the Selling Shareholder shall, upon receipt of the notice of purchase from the Company, sell the Transfer Shares to the Company pursuant to such terms. If the Company gives the Selling Shareholder notice that it desires to purchase such Transfer Shares, then payment for the Transfer Shares shall be by check or wire transfer, against delivery of the Transfer Shares to be purchased, at a place agreed upon between the Company and the Selling Shareholder and at the time of the scheduled closing therefor, which shall be no later than thirty (30) Business Days after the Selling Shareholder’s receipt of the Company’s notice of purchase. Upon completion of the transfer of the Transfer Shares to the Company pursuant to this Section 5.4(b)(i), the Company shall procure that the Transfer Shares are forthwith cancelled.

(ii) If the Company has declined to purchase or failed to exercise its Company Right of First Refusal with respect to any portion of the Transfer Shares pursuant to the subsection (i) above, the Selling Shareholder shall, within five (5) Business Days after the expiration of the Company Purchase Right Period, deliver to each Non-Selling Shareholder a notice (the “Additional Transfer Notice”) which shall include all of the information and certifications required in a Transfer Notice and shall in addition identify the Transfer Shares with respect to which the Company has declined to purchase or failed to exercise its Company Right of First Refusal (the “Remaining Transfer Shares”), and the Transfer Shares for which the Non-Selling Shareholder may exercise its rights of first refusal shall be correspondingly reduced to the extent the Company elects to purchase all or any portion of the Transfer Shares.

(c) Non-Selling Shareholders’ Right of First Refusal.

(i) First Refusal Allotment. Subject to the Company Right of First Refusal as provided in Section 5.4(b), each Non-Selling Shareholder shall be entitled to purchase all or any part of such Non-Selling Shareholder’s pro rata share of the Remaining Transfer Shares at the price and upon the terms and conditions specified in the Additional Transfer Notice by giving a written notice to the Selling Shareholder within ten (10) Business Days after the date of the Additional Transfer Notice (the “First Refusal Period”) stating therein the number of Transfer Shares to be purchased. If a Non-Selling Shareholder exercises such right and notifies the Selling Shareholder of the number of Remaining Transfer Shares to be purchased, then such Non-Selling Shareholder shall complete the purchase of the Remaining Transfer Shares on the same terms and conditions as those set out in the Additional Transfer Notice. A failure by a Non-Selling Shareholder to respond within such prescribed period shall constitute a decision by such Non-Selling Shareholder not to exercise its right to purchase such Remaining Transfer Shares. For purposes of this subsection (c), each Non-Selling Shareholder’s pro rata share of the Remaining Transfer Shares shall be equal to a fraction, the numerator of which shall be the number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (on an as-converted basis) held by such Non-Selling Shareholder on the date of the Additional Transfer Notice and the denominator of which shall be the total number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (on an as-converted basis) held by all Non-Selling Shareholders on the date of the Additional Transfer Notice.

(ii) Second Transfer Notice; Over-Allotment. To the extent that any Non-Selling Shareholder does not exercise its right of first refusal to the full extent to purchase such Non-Selling Shareholder’s pro rata share of the Remaining Transfer Shares, the Selling Shareholder shall deliver written notice thereof (the “Second Transfer Notice”), within two (2) days after the expiration of the First Refusal Period, to each Non-Selling Shareholder that elected to purchase such Non-Selling Shareholder’s pro rata share of the Remaining Transfer Shares to the full extent (the “Exercising Holder”). Each Exercising Holder shall have five (5) Business Days from the date of the Second Transfer Notice to notify the Selling Shareholder of its desire to purchase more than its pro rata share of the Remaining Transfer Shares, stating the number of the additional Remaining Transfer Shares it proposes to purchase. Such notice may be made by telephone if followed by a written confirmation within two (2) Business Days from the date of verbal notice. If as a result thereof, such over-allotment exceeds the total number of the residual Remaining Transfer Shares available for purchase, the over-purchasing Exercising Holders will be cut back or limited by the Selling Shareholder with respect to their over-allotment to that number of residual Remaining Transfer Shares equal to the lesser of (x) the number of the additional Remaining Transfer Shares it proposed to purchase; and (y) the product obtained by multiplying (1) the number of the residual Remaining Transfer Shares available for purchase by (2) a fraction the numerator of which is the number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (on an as-converted basis) held by each over-purchasing Exercising Holder and the denominator of which is the total number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (on an as-converted basis) held by all the over-purchasing Exercising Holders, provided that if this results in any Remaining Transfer Shares not being taken up, then the over-purchasing Exercising Holders who had their allocation cut back shall be entitled to take up the shortfall on a pro-rata basis. Each over-purchasing Exercising Holder shall be obligated to purchase such number of additional Remaining Transfer Shares as determined by the Selling Shareholder pursuant to this subsection (c) and the Selling Shareholder shall so notify such Exercising Holders within fifteen (15) Business Days from the date of the Second Transfer Notice.

(iii) Closing. If any Non-Selling Shareholder elects to purchase the Remaining Transfer Shares pursuant to this Section 5.4(c), then the payment for the Remaining Transfer Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Remaining Transfer Shares to be purchased, at a place and time agreed by the Selling Shareholder and each Non-Selling Shareholder that has elected to purchase all or part of the Remaining Transfer Shares.

(d) Non-Exercise. Subject to the provisions of Section 6, in the event the Company and the Non-Selling Shareholders fail to purchase all of the Transfer Shares within the above-prescribed period, the Selling Shareholder shall have one hundred and twenty (120) days after delivery of the Transfer Notice to the Company and each Non-Selling Shareholder to sell such Transfer Shares not purchased by the Company and the Non-Selling Shareholders (the “Remaining Shares”) at a price upon terms and conditions no more favorable to the transferee than specified in the original Transfer Notice. In the event that the Selling Shareholder has not sold such Remaining Shares within such prescribed period, the Selling Shareholder shall not thereafter sell any Shares without first offering such Shares to the Company and the Non-Selling Shareholders in the manner provided in this Section 5 and in Section 6.

6. INVESTOR’S CO-SALE RIGHT; PROHIBITED TRANSFER.

6.1 Co-Sale Right. To the extent any Non-Selling Shareholder does not exercise its right of first refusal as to all of the Remaining Transfer Shares pursuant to Section 5.4(c), such Non-Selling Shareholder (a “Co-Sale Right Holder”) shall have the right, exercisable upon delivery of a written notice to the Selling Shareholder, with a copy to the Company, within twenty (20) Business Days after the date of the Additional Transfer Notice, to participate in the sale of the Remaining Shares to the extent of such Co-Sale Right Holder’s Pro Rata Co-Sale Share at the same price and upon the same terms and conditions indicated in the Transfer Notice. A failure by the Co-Sale Right Holder to respond within such prescribed period shall constitute a decision by such Co-Sale Right Holder not to exercise its right of co-sale as provided herein. To the extent one (1) or more of the Co-Sale Right Holders exercise such right of co-sale in accordance with the terms and conditions set forth below, the number of Remaining Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The foregoing co-sale right of each Co-Sale Right Holder shall be subject to the following terms and conditions:

(a) each Co-Sale Right Holder may sell all or any part of its Pro Rata Co- Sale Share of the Remaining Shares. A Co-Sale Right Holder’s “Pro Rata Co-Sale Share” of a specified quantity of Remaining Shares shall mean that number of Ordinary Shares (or that number of Preferred Shares which, if converted at the then conversion ratio, would equal that number of Ordinary Shares) which equals the specified quantity of Remaining Shares proposed to be transferred multiplied by a fraction equal to (i) the total number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (on an as-converted basis) then held by such Co-Sale Right Holder exercising co-sale rights pursuant to this Section 6, divided by (ii) the total number of Ordinary Shares (on an as-converted basis) held by the Selling Shareholder plus the total number of Ordinary Shares (on an as-converted basis) issued or issuable upon conversion of the Preferred Shares then held by all Co-Sale Right Holders exercising co-sale rights pursuant to this Section 6.

(b) each Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder, with a copy to the Company, for transfer to the prospective purchaser share certificates in respect of all Shares to be sold by such Co-Sale Right Holder and a transfer form duly executed by such Co-Sale Right Holder, which indicates:

(i) the number of Ordinary Shares which such Co-Sale Right Holder elects to sell;

(ii) the number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Co-Sale Right Holder elects to sell; or

(iii) any combination of the foregoing;

provided, however, that if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Right Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

6.2 Procedure at Closing. The share certificate or certificates that such Co-Sale Right Holder delivers to the Selling Shareholder pursuant to paragraph 6.1(b) shall be transferred to the prospective purchaser and the register of members shall be updated in consummation of the sale of the Remaining Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Co-Sale Right Holder that portion of the sale proceeds to which such Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from a Co-Sale Right Holder exercising its rights of co-sale hereunder, the Selling Shareholder shall not sell any Remaining Shares to such prospective purchaser or purchasers unless and until, simultaneously with such sales, the Selling Shareholder shall purchase such shares or other securities from such Co-Sale Right Holder. In selling their Shares pursuant to their co-sale right hereunder, the Co-Sale Right Holders shall not be required to give any representations or warranties with respect to their Shares to be sold except to confirm that they have not transferred or encumbered such Shares.

6.3 Non-Exercise. Subject to Section 5.4, to the extent the Co-Sale Right Holders do not elect to participate in the sale of Remaining Shares pursuant to the Transfer Notice, the Selling Shareholder may, not later than one hundred and twenty (120) days following delivery of the Transfer Notice to the Company and each Co-Sale Right Holder, effect a transfer of the Remaining Shares covered by the Transfer Notice and not elected to be sold by the Co-Sale Right Holders. Any proposed transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Shares by the Selling Shareholder, shall be subject to the procedures described in Section 5 and this Section 6.

6.4 Prohibited Transfer.

(a) Prohibited Transfer. In the event a Selling Shareholder Transfers or attempts to Transfer any Transfer Shares in disregard or contravention of Section 5.1, or the right of first refusal under Section 5.4 or the co-sale rights under Section 6 of this Agreement (a “Prohibited Transfer”), the Non-Selling Shareholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Selling Shareholder shall be bound by the applicable provisions of such option.

(b) Put Right. Without prejudice to any other rights and remedies available to any Non-Selling Shareholder, in the event of a Prohibited Transfer, each Non-Selling Shareholder shall have the right to sell to the Selling Shareholder the type and number of Shares (calculated on an as-converted basis) equal to the number of Shares such Non-Selling Shareholder would have been entitled to transfer to the purchaser under Section 6.1 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the Shares are to be sold to the Selling Shareholder shall be equal to the price per share paid by the purchaser to the Selling Shareholder in the Prohibited Transfer. The Selling Shareholder shall also reimburse each Non-Selling Shareholder for any and all reasonable fees and expenses, including legal fees and out-of-pocket expenses, incurred pursuant to the exercise or the attempted exercise of such Non-Selling Shareholder’s rights under this Section 6.

(ii) Each Non-Selling Shareholder shall, if exercising the option created hereby, deliver to the Selling Shareholder within ninety (90) days after the later of the dates on which the Non-Selling Shareholder (A) receives notice of the Prohibited Transfer or

(B) otherwise becomes aware of the Prohibited Transfer, a notice describing the type and the number of Shares to be transferred by the Non-Selling Shareholder.

(iii) The Selling Shareholder shall, promptly upon receipt of the notice described in subsection 6.4(b)(ii) above from the Non-Selling Shareholder(s) exercising the option created hereby and in any case within ninety (90) days of the date of such notice, pay to each such Non-Selling Shareholder the aggregate purchase price for the Shares to be sold by such Non-Selling Shareholder, and the amount of reimbursable fees and expenses, as specified in subparagraph 6.4(b)(i), in cash or by other means acceptable to the Non-Selling Shareholder.

(iv) Upon receipt of full payment of the amount due from the Selling Shareholder, the Non-Selling Shareholder shall deliver to the Selling Shareholder the certificate or certificates representing Shares to be sold, together with a transfer form duly executed by the Non-Selling Shareholder transferring such Shares.

(v) Notwithstanding the foregoing, any attempt by a Selling Shareholder to transfer any of the Transfer Shares in violation of Section 5 or 6 hereof shall be void, and the Company undertakes it will not effect such a Transfer nor will treat any alleged transferee as the holder of such shares without the written consent of the Series E/E+ Preferred Majority, the Series D+ Preferred Majority, the Series D Preferred Majority, the Series C Preferred Majority, the Series B Preferred Majority and the Series A Preferred Majority.

6.5 Legend.

(a) Each certificate representing the Ordinary Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE TWELFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b) Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 6.5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 6.

7. ASSIGNMENT AND AMENDMENT.

7.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Assignment and Transfer. The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective transferees, successors and/or assigns of the parties hereto. This Agreement is not assignable except in connection with a transfer of Shares of the Company by a Shareholder in accordance with this Agreement, provided that (i) any such transferee shall execute and deliver to the Company and the other parties hereto the Adherence Agreement as provided in Section 7.1(b), and (ii) the Company is given a written notice at the time of such assignment stating the name and address of the assignee. This Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual consent of the other parties; provided that each Shareholder may assign its rights and obligations to a permitted transferee hereunder along with the transfer of its Shares in accordance with Sections 5 and 6.

(b) Adherence Agreement. Prior to the IPO of the Company, for any transfer of Shares to be deemed effective, the transferee shall assume the obligations of the transferor under this Agreement by executing and delivering to the Company an Adherence Agreement substantially in the form attached hereto as Exhibit B (“Adherence Agreement”). Upon the execution and delivery of an Adherence Agreement by any transferee, such transferee shall be deemed to be an Ordinary Shareholder, Investor, or Holder hereunder, as appropriate.

7.2 Amendment. Without prejudice to the provisions of Section 7.3, this Agreement may only be amended with the written consent of each of (i) the Company, (ii) the Series E/E+ Preferred Majority, (iii) the Series D+ Preferred Majority, (iv) the Series D Preferred Majority, (v) the Series C Preferred Majority, (vi) the Series B Preferred Majority, (vii) the Series A Preferred Majority, and (viii) the Ordinary Majority. Notwithstanding the foregoing, this Agreement may not be amended with respect to any Shareholder without the written consent of such Shareholder, if such amendment would adversely affect the rights of such Shareholder (for the avoidance of doubt, amendments to this Agreement in connection with a new round of financing by the Company (including issuance of any Equity Securities by the Company ranking pari passu with or senior to the existing Preferred Shares) to reflect new investors’ rights shall not be deemed to adversely affect the rights of the Shareholders).

Any amendment effected in accordance with this Section 7.2 shall be binding upon each party hereto and their respective successors; provided that Company shall give written notice of any proposed amendment to each party hereto prior to such amendment and shall promptly give written notice thereof to any party hereto that has not consented to such amendment.

7.3 Waiver of Rights. To the extent that any party seeks a waiver of rights from any other party, (i) any holder of Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Preferred Shares; (ii) any Ordinary Shareholder may waive any of its rights hereunder without obtaining the consent of any other Ordinary Shareholders; and (iii) any Group Company may waives any of its rights hereunder without obtaining the consent of any other Group Company. Any party may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform for the benefit of such waiving party.

8. PROTECTIVE PROVISIONS.

So long as any Preferred Shares are issued and outstanding, any action (whether by amendment of the Company’s Restated M&A or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves any of the transactions listed in Exhibit A involving the Company or any of the other Group Companies shall be approved in accordance with Exhibit A. For purposes of this Section 8 and Exhibit A, all references to the “Company” shall refer to each Group Company and their respective Subsidiaries.

9. BOARD REPRESENTATION; COMMITTEE AND SENIOR MANAGEMENT.

9.1 Designation Right. The Company’s Restated M&A shall provide that the Company’s Board shall consist of up to eleven (11) members, which number of members shall not be changed except pursuant to an amendment to the Restated M&A. For so long as HongShan holds no less than four percent (4%) of the Shares of Company on a fully-diluted and as-converted basis, HongShan shall be entitled to appoint and remove one (1) Director (the “HongShan Director”). For so long as MPC holds no less than four percent (4%) of the Shares of Company on a fully-diluted and as-converted basis, MPC shall be entitled to appoint and remove one (1) Director (the “MPC Director”). For so long as SoftBank holds no less than four percent (4%) of the Shares of Company on a fully-diluted and as-converted basis, SoftBank shall be entitled to appoint and remove one (1) Director (the “SoftBank Director”). For so long as Aspex holds no less than four percent (4%) of the Shares of Company on a fully- diluted and as-converted basis, Aspex shall be entitled to appoint and remove one (1) Director (the “Aspex Director”). For so long as Vitruvian holds no less than four percent (4%) of the Shares of Company on a fully-diluted and as-converted basis, Vitruvian shall be entitled to appoint and remove one (1) Director (the “Vitruvian Director”, together with the MPC Director, the HongShan Director, the SoftBank Director and the Aspex Director, in each case, if appointed to the Board, the “Preferred Directors” and each, a “Preferred Director”). The Key Party Holdco shall have the right to appoint and remove six (6) directors (the “Management Directors”). The Key Party Holdco may remove any existing Management Director and appoint any new Management Director. Each director of the Company shall only have one (1) vote. Any vacancy on the Board occurring because of the failure to designate/appoint, death, resignation or removal of a Preferred Director or Management Director shall be filled by the vote or written consent of the same shareholder or shareholders who appointed such Director, provided that in the event that an Investor with the right to appoint and remove a director (such shareholder, the “Appointment Right Investor") fails to appoint a director or fill the vacancy on the Board occurred because of the death, resignation or removal of the Preferred Director appointed thereby, the Board may, with the prior written consent of such Appointment Right Investor, appoint an independent director (by reference to the rules of the New York Stock Exchange or the Nasdaq National Market when determining independence) (the “Independent Director”, and for the avoidance of doubt, the Independent Director shall not be deemed to be a Preferred Director) to take the seat reserved for the Appointment Right Investor, provided further that the Board shall release the Board seat (by removing an Independent Director or causing other shareholders to remove another Director) as soon as practicable following a written request to do so from the Appointment Right Investor.

9.2 Committees; Compensation Committee.

(a) Each Preferred Director shall be a member of each committee and at least a majority of the Preferred Directors shall be required to form a quorum for any meeting of each such committee; provided, however, that if such quorum cannot be obtained for a committee meeting after two (2) consecutive notices of such meeting have been duly sent by the Company with the first notice providing not less than five (5) days’ prior notice and the second notice providing not less than three (3) days’ prior notice, then the attendance of the members with at least a majority votes present at any committee meeting called with not less than two (2) day’s prior notice shall constitute a quorum; provided further that matters discussed in such adjourned meeting shall be limited to those stated in the written notices of such meetings. Subject to Section 8, all acts of the committee(s) shall require the approval of a simple majority of the members thereof.

(b) If and when the Board deems necessary, the Company shall establish and maintain a compensation committee (the “Compensation Committee”), and each Preferred Director shall be a member of such Compensation Committee and at least a majority of the Preferred Directors shall be required to establish a quorum for any meeting or action to be taken by such committee; provided, however, that if such quorum cannot be obtained for a meeting of such Compensation Committee after two (2) consecutive notices of such meeting have been duly sent by the Company with the first notice providing not less than five (5) days’ prior notice and the second notice providing not less than three (3) days’ prior notice, then the attendance of the members with at least a majority votes present at any meeting of such Compensation Committee called with not less than two (2) day’s prior notice shall constitute a quorum; provided further that matters discussed in such adjourned meeting shall be limited to those stated in the written notices and agendas of such meeting. Subject to Section 8, the Compensation Committee shall propose the terms of the Company’s share incentive plans and all grants of awards thereunder (including the ESOP) to the Board for approval and adoption by the Board and the Shareholders and shall have the power and authority to (a) administer the Company’s share incentive plans (including the ESOP) and to grant options thereunder, and (b) approve all management compensation levels and arrangements, and shall have such other powers and authorities as the Board shall delegate to it.

9.3 Board Quorum; Meetings, etc. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting, there are present in person or by video, video- conferencing, internet or online conferencing applications, telephone or tele-conferencing or similar communications facilities allowing all persons participating in the meeting to hear each other at the same time, Directors (including alternate directors) with not less than the majority of the votes of the directors of the Company (inclusive of at least a majority of the Preferred Directors); provided, however, that if such quorum cannot be obtained for a Board meeting after two (2) consecutive notices of Board meetings have been duly sent by the Company with the first notice providing not less than five (5) Business Days’ prior notice and the second notice providing not less than three (3) Business Days’ prior notice, then the attendance of any Directors with at least a majority of votes of the directors of the Company with not less than three (3) Business Days’ prior notice shall constitute a quorum; provided further that matters discussed in such adjourned meeting shall be limited to those stated in the written notices and agendas of the Board meetings. Notices and agendas of Board meetings as well as copies of all board papers shall be sent to all Directors and all Investors that have rights to appoint Board members or observers to the Board pursuant to this Section 9 at least five (5) Business Days prior to the relevant Board meeting. Minutes of Board meetings shall be sent to all Directors and all Investors that have rights to appoint Board members or observers to the Board pursuant to this Section 9 within thirty (30) days after the relevant meeting. The Company shall hold Board meetings at least once a quarter.

9.4 Investor Board Observer. In addition to any Board member appointment rights outlined in this Section 9, (i) each of MPC, HongShan, GS, Boyu, TCV, SoftBank, Aspex and Vitruvian, for so long as it holds no less than two percent (2%) of the Shares of Company on a fully-diluted and as-converted basis, and (ii) each of BVP and EQT, for so long as it holds no less than one point six percent (1.6%) of the Shares of Company on a fully-diluted and as- converted basis, and in the event that foregoing Investor is not entitled to appoint its director pursuant to this Section 9, shall have the right to appoint an observer (the “Observer”), to the Board of Directors and each committee thereof (including the Compensation Committee) to attend board or board committee meetings of the Company or its Affiliates in a non-voting observer capacity. The Company shall provide such Observers copies of all notices and materials at the same time and in the same manner as the same are provided to the Directors. The Company shall also provide Grandwin Enterprises Limited the copies of the same documents at the same time and in the same manner.

9.5 Waiver. The Company acknowledges that each Investor will likely have, from time to time, information that may be of interest to the Company or its Subsidiaries (“Information”) regarding a wide variety of matters including (1) an Investor’s technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments an Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including technologies, products and services that may be competitive with those of the Company or any of its Subsidiaries, and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including companies that may be competitive with the Company or any of its Subsidiaries. The Company recognizes that a portion of such Information may be of interest to the Company or any of its Subsidiaries. Such Information may or may not be known by any of the Investors, the Preferred Directors and the Observers. The Company, as a material part of the consideration for this Agreement, agrees that none of the Investors, the Preferred Directors and the Observers shall have any duty to disclose any Information to the Company or any of its Subsidiaries, or permit the Company or any of its Subsidiaries to participate in any projects or investments based on any Information, or otherwise to take advantage of any opportunity that may be of interest to the Company or any of its Subsidiaries if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit any Investor’s ability to pursue opportunities based on such Information or that would require any Investor, any representative, any Preferred Director or the Observer to disclose any such Information to the Company or any of its Subsidiaries or offer any opportunity relating thereto to the Company or any of its Subsidiaries.

9.6 Management of the Group Companies.

(a) Upon the request of any Investor having the right to designate a Director to the Board pursuant to this Section 9, the board of each Group Company shall at all times consist of the same members of the Board of the Company, in which the Investors shall be entitled to appoint the same number of directors to each of such Group Companies as it is entitled to appoint to the Company. Each of the parties hereto shall take all such necessary or advisable actions to ensure the appointment of such Persons designated by the Investors to the board of each Group Company. Each Group Company shall only take actions that have been previously approved by the board of directors of each Group Company as established pursuant to this Section 9.6.

(b) Upon the exercise by any Investor of its right under Section 9.6(a), any Investor having the right to designate an Observer to the Board pursuant to this Section 9 shall have the right to appoint its respective observer to the board of each Group Company. Each of the parties hereto shall take all such necessary or advisable actions to ensure the appointment of such Person designated by such Investor to the board of each Group Company in a non- voting observer capacity.

9.7 Insurance and Indemnification. The Company shall procure customary directors and officers insurance for the directors, covering an amount of at least US$10,000,000 or such other amount as approved by the Board (including the approval of all Preferred Directors). Notwithstanding anything to the contrary in this Agreement or in the Restated M&A, each Group Company shall, jointly and severally, indemnify and hold harmless each Preferred Director and his/her alternate, to the fullest extent permissible by law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Preferred Director or his/her alternate as a result of any act, matter or thing done or omitted to be done by him/her in good faith in the course of acting as a Director or alternate Director, as applicable, of the Company or any Group Company, by delivering to such Preferred Director or his/her alternate, at the time of his/her appointment as a Director or an alternate Director, an indemnification agreement duly executed by the Company substantially in the form satisfactory to the relevant Investor. In addition, the Company shall indemnify each of the Series E+ Investors, Series E Investors, the Series D+ Investors, Series D Investors, Series C Investors, Series B Investors and Series A Investors to the maximum extent permitted by applicable Laws for any claims brought against such Series E+ Investors, Series E Investors, Series D+ Investors, Series D Investors, Series C Investors, Series B Investors and/or Series A Investors by any third party (including any other Shareholder of the Company) as a result of the investment of such Series E+ Investors, Series E Investors, Series D+ Investors, Series D Investors, Series C Investors, Series B Investors and/or Series A Investors in the Company, except to the extent that such claim has arisen solely as a result of any written request or approval (other than the Transaction Documents) made by such Investor.

9.8 Director Expenses. The Company shall reimburse the Preferred Directors and the Observers for all reasonable out-of-pocket expenses incurred in connection with Board duties and meetings.

9.9 Information Sharing. The Observers and the Preferred Directors (subject to fiduciary duties) may disclose or otherwise provide any information received from any Group Company, or which relates to the Group Company and which otherwise comes into his or her possession (including confidential information), to their respective appointer, provided such appointer is a Shareholder at such time.

10. GOING PUBLIC; SALE OF THE COMPANY.

10.1 Exit. The Key Parties, Ordinary Shareholders (excluding Investing Ordinary Shareholders) and the Company undertake to use best efforts to, within forty-eight (48) months from the Series E+ Third Additional Closing Date, (i) launch a Qualified IPO, and use best efforts to complete such Qualified IPO no later than the fifth anniversary of the Series E+ Third Additional Closing Date; or (ii) procure a Trade Sale for an amount which represents an implied valuation of the Company of at least US$3,400,000,000. For the avoidance of doubt, this Section 10.1 shall not prejudice the redemption right available to the relevant Preferred Shareholder pursuant to Article 3 of Schedule A of the Restated M&A.

10.2 Drag-Along.

(a) If the holders of at least seventy-five percent (75%) of the Shares (calculated on an as-converted basis) (collectively, the “Drag Holders”) and a majority of the Board approve a Trade Sale, which is at an implied valuation of the Group Companies of not less than US$3,400,000,000 (such Trade Sale pursuant to this Section 10.2, a “Drag-Along Sale”), at the request of the Drag Holders, then each remaining Shareholder shall sell, transfer, convey or assign its Shares on a pro-rata basis pursuant to, and so as to give effect to, such offer to purchase, merger or consolidation, sale or transfer, as the case may be, provided that (i) no remaining shareholder that is an Investor shall be required to make any representation, covenant or warranty to the purchaser(s) in connection with the Group Company or the Drag- Along Sale other than such shareholder’s ownership and authority to sell and the ability to convey title, free of liens, claims and encumbrances; and (ii) where any consideration to be received by the Investors consists of items other than cash, cash-equivalent or publicly tradable securities with sufficient market, the consent of the Preferred Majority shall be obtained with respect to the form of consideration. In the case of (ii), the Board (including the consent of all Preferred Directors) shall in good faith determine the fair market value of any such consideration, provided that any holder of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D+ Preferred Shares, Series E Preferred Shares and/or Series E+ Preferred Shares shall have the right to challenge any determination by the Board of fair market value made pursuant hereto, in which case the determination of fair market value shall be made by a valuer selected jointly by the Board (including the consent of all Preferred Directors) and the challenging parties. The valuer shall prepare a report setting forth the basis of its calculating such fair market value, and the determination of such fair market value by the valuer shall, in the absence of manifest error, be final and conclusive. The costs of the valuer shall be borne solely by the Company. The valuer shall act as expert and not as an arbitrator. If the acquiring party is a privately-held entity and the holders of Preferred Shares receive in whole or in part non-publicly traded securities of such acquirer, then such non-publicly traded securities shall have liquidation preference(s), protective provision(s), voting right(s), dividend right(s), registration rights and preemptive rights that are substantially similar to those of the Preferred Shares, as applicable, as set forth herein as of the date hereof, unless otherwise agreed by the Preferred Majority.

(b) The restrictions on Transfers of Shares set forth in Sections 5 and 6 shall not apply in connection with a sale pursuant to this Section 10.2.

(c) Each party hereby irrevocably appoints the Company as its agent and attorney-in-fact with full power of substitution and re-substitution to act in the name, place and stead of such holder and its successors and permitted assigns to execute all written instruments that may be necessary to implement and to do and carry out all other necessary or advisable acts to complete any Drag-Along Sale, including, without limitation, executing any and all documents (including instruments of transfer) on behalf of such Shareholder, provided that the necessary consents required under this Section 10.2 has been obtained. The Company shall promptly provide each party with a copy of such written instruments. The grant of authority to the attorney under this Section 10.2 is coupled with an interest and shall be irrevocable and shall survive the bankruptcy or liquidation of such party.

11. COVENANTS.

11.1 Operations of the PRC Companies and the Taiwan Company. Each applicable Group Company shall, and the Key Parties shall cause such Group Company to, take, or cause to be taken, all actions necessary or desirable to maintain the validity and enforceability of the current and future VIE Structure and other similar contractual arrangements among the Group Companies, including the WFOE’s Control of the Beijing Domestic Company and its Subsidiaries through the direct shareholding and the Control Documents, and the Company’s Control of the Taiwan Company through the Taiwan Agency Agreement and the Taiwan IP License Agreement.

11.2 Transfer of the PRC Companies. To the extent permitted by PRC Laws and upon the written request of the WFOE, all of the Company, the HK Company, the Singapore Company and the Key Parties shall procure each of Hu Yingyi (胡颖艺), Fan Jun (樊俊) and Quyan Lei (欧阳磊) to transfer its equity interests in the Beijing Domestic Company in part or in whole to the WFOE or the designee of the WFOE at the WFOE’s sole and absolute discretion at such price described in the Control Documents.

11.3 Transfer of the Taiwan Company. To the extent permitted by Taiwan Laws and upon the written request of the Company, each Key Party (if applicable) shall transfer its equity interests in the Taiwan Company in part or in whole to a Group Company.

11.4 Full Time Commitment. Each Key Party undertakes and covenants to each Investor that, commencing from the date of this Agreement until the first anniversary of a Qualified IPO or a Trade Sale, he shall commit all of his efforts to furthering the business of the Group Companies and shall not, without the prior written consent of the Series E/E+ Preferred Majority, the Series D+ Preferred Majority, the Series D Preferred Majority, the Series C Preferred Majority, the Series B Preferred Majority and the Series A Preferred Majority, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, (i) possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any entity other than a Group Company whether (A) through the ownership of any equity interest in such entity, or (B) by occupying half or more of the board seats of the entity; or (C) by Contract or otherwise; or (ii) devote time to carry out the business operation of any other entity other than a Group Company.

11.5 Non-Competition. Each of the Key Parties acknowledges that the Investors agree to invest in the Company on the basis of the continued and exclusive services of and devotion and commitment by such Key Party to the Group Companies, and agree that the Investors should have reasonable assurance of such basis of investment. Each of the Key Parties undertakes and covenants to the Investors that he or she will not directly or indirectly, either by himself or herself, or through any of his or her Affiliates, or in conjunction with or through any other Person:

(a) during the Relevant Period and Restriction Period, participate, assist, be concerned with, engaged or interested in, any business or entity in any manner, directly or indirectly, which is in competition with the business carried on by any Group Company during the Relevant Period;

(b) during the Relevant Period and Restriction Period, solicit in any manner any Person who is or has been during the Relevant Period a customer or client of any Group Company for the purpose of offering to such Person any goods or services similar to or competing with any of the businesses conducted by any Group Company;

(c) during the Relevant Period and Restriction Period, solicit or entice away, or endeavor to solicit or entice away, any employee or officer of any Group Company;

(d) at any time disclose to any Person, or use for any purpose, any information concerning the business, accounts, finance, transactions or intellectual property rights of any Group Company or any trade secrets or confidential information of or relating to any of the Group Companies.

11.6 [Reserved.]

11.7 Lock up. Subject to the terms and conditions hereof, following the Qualified IPO of the Company, the Key Parties and the Founder Holdcos, as the principal and management holders of Ordinary Shares, shall be subject to any customary lock-up period to the extent requested by the lead underwriter of securities of the Company in connection with the registration relating to such initial public offering.

11.8 Anti-Corruption. The Company, the HK Company and the Singapore Company shall, and together with each of the Key Parties shall procure each of the Group Companies to, covenant that it shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective Representatives to, promise, authorize, condone, participate in or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Government Official to obtain an improper advantage, affect, or influence and act or decision of any such government official, or assist any Group Company in obtaining or retaining business for, or with, or directing business to, any Person in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption Laws. The Company further covenants that it shall, and shall cause each of its Representatives and Subsidiaries and Affiliates and each of their Representatives to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, and any of their Representatives in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption Law. The Company further covenants that it shall, and shall cause each of its Subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption Laws.

11.9 Internal Control System. The Company, the HK Company and the Singapore Company shall, and together with each of the Key Parties shall procure the Group Companies to, maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets national standards of good practice to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with, at the election of the Preferred Majority, the IFRS, the Hong Kong GAAP or other international accounting standard and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) if applicable, the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

11.10 Anti-Money Laundering. The Company, the HK Company, the Singapore Company and each of the Key Parties shall procure that the operations of the Company and its Subsidiaries shall be conducted at all times in compliance with applicable anti-money laundering Laws of all jurisdictions, including all anti-money laundering Laws of the United States of America and the United Kingdom.

11.11 Use of Proceeds. None of the Company, the HK Company, the Singapore Company will, and each of them together with each of the Key Parties shall procure that none of the Group Companies or their Affiliates will, directly or indirectly use the Investors’ proceeds, lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person for the purpose of funding or facilitating any activities or business of or with any Person towards any sales or operations in Cuba, Iran, Libya, Syria, Sudan, the Democratic People’s Republic of Korea, Crimea (a territory within Ukraine annexed by the Russian Federation), any other country sanctioned by OFAC from time to time or any Governmental Authority of the foregoing jurisdictions or countries, or for the purpose of funding any operations or financing any investments in, or make any payments to, any Person targeted by or subject to any Sanctions. The use of the Investors’ proceeds will be in compliance with and will not result in the breach by any Person of the Sanctions; and each of the Company, the HK Company and the Singapore Company further covenants, while each of them together with each of the Key Parties shall procure each Group Company, not to engage, directly or indirectly, in any other activities that would result in a violation of Sanctions by any Person.

11.12 SAFE Registration. If any holder or beneficial owner of any Equity Securities of the Company (other than any direct or indirect holder or beneficial owner of the Investors) (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and/or subject to any of the registration or reporting or approval requirements of any other applicable SAFE Rules and Regulations, the Key Parties and the Group Companies shall cause such Security Holder to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations with respect to its direct or indirect investment in the Group Companies.

11.13 United States Tax Matters.

(a) The Company will not take any action inconsistent with the treatment of any Group Company as a corporation for U.S. federal income tax purposes and will not elect for any Group Company to be treated as an entity other than a corporation for U.S. federal income tax purposes unless agreed upon by all the Investors. Upon notification by all the Investors that a Group Company should elect to be classified as a partnership or disregarded entity for U.S. federal income tax purposes (the “Partnership Election”), the applicable Group Company shall make, or shall cause to be made, the Partnership Election by filing, or by causing to be filed, Internal Revenue Service Form 8832 (or any successor form), as of the date and in the manner determined by all the Investors in their sole and absolute discretion (including, for this purpose, any action reasonably necessary to cause the applicable Group Company to be considered an “eligible entity” within the meaning of U.S. Treasury Regulation 301.7701-3(a)), provided that such election is in compliance with all applicable Laws, and no Group Company shall permit the Partnership Election to be terminated or revoked without the written consent of all the Investors.

(b) For each taxable year of the Company in which a Partnership Election is not in effect, the Company shall determine (as soon as reasonably practical but in no event later than forty-five (45) days from the end of each taxable year of the Company) whether any Group Company or any direct or indirect Subsidiary of any Group Company was a PFIC in such taxable year. Upon the request of the Investors, the Company shall make available to the Investors the books and records of any Group Company and any direct or indirect Subsidiary of any Group Company, and provide information to the Investors pertinent to such entity’s status or potential status as a PFIC. Upon a determination by the Company, the Investors or any taxing authority that a Group Company or any direct or indirect Subsidiary of a Group Company has been or is likely to become a PFIC, the Company shall, as soon as reasonably practical but in no event later than within sixty (60) days from the end of the taxable year of such Group Company or Subsidiary, inform the Investors of such determination and provide the Investors with all information reasonably available to any such Group Company or Subsidiary to permit the Investors and their respective direct or indirect owners to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination and (ii) make any election (including, without limitation, a “qualified electing fund” election within the meaning of section 1295 of the Code) or file a “Protective Statement” within the meaning of Treasury Regulation section 1.1295-3), with respect to such Group Company or Subsidiary, and comply with any reporting or other requirements incident to such election or Protective Statement. If a determination is made that a Group Company or any direct or indirect Subsidiary of a Group Company is a PFIC for a particular year, then for such year and for each year thereafter, the applicable Group Company or Subsidiary, at the Company’s expense, will also provide the Investors with a completed “PFIC Annual Information Statement” in the form required by Treasury Regulation section 1.1295-1(g)(1).

(c) As soon as reasonably practical but in no event later than forty-five (45) days from the end of each taxable year of the Company, the Company shall determine whether any Group Company or any direct or indirect Subsidiary of a Group Company is a CFC with respect to any Investor. If a Group Company or any direct or indirect Subsidiary of a Group Company is a CFC for any given year, the Company shall furnish to the Investors, on a timely basis, and at the Company’s expense, all information necessary to satisfy the U.S. income tax return filing requirements of the Investors (and each of the U.S. Shareholders (as defined in section 951(b) of the Code) of such Group Company or Subsidiary) arising from their investment in such Group Company or Subsidiary and relating to the Group Company’s or Subsidiary’s classification as a CFC, including whether any portion of such CFC’s income is “Subpart F Income” (as defined in Section 952 of the IRC). If any such Group Company or Subsidiary ceases to be a CFC at any time, the Company will provide prompt (but in no event later than 30 days after such entity ceases to be a CFC) written notice to the Investors of such fact.

(d) The Company and each other Group Company shall meet all tax compliance, payment and withholding obligations, in all respects, as required under the Laws of the jurisdictions where the Company and each other Group Company operate, including but not limited to: (i) implementing internal tax policies and controls (and evidentiary requirements) to address tax risks arising from the current and future operations of the Company and each other Group Company; (ii) adhering to applicable transfer pricing rules and documentation requirements in all jurisdictions where the Company and each other Group Company operate; and (iii) conducting internal and external testing to the extent reasonably necessary, as determined on the basis of advice received from a big 4 accounting firm to achieve tax compliance. The Company and each Group Company will retain a big 4 accounting firm to handle all of its tax compliance matters in all jurisdictions in which the Group operates, including in respect of the matters referred to in clauses (b) and (c) above, relating to PFIC and CFC covenants, respectively.

(e) The Company shall use, and shall cause each of its Subsidiaries to use, its best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes of, or are otherwise subject to income tax in, jurisdictions other than the jurisdictions in which they have been organized.

11.14 PRC Tax Matters.

(a) The Company has not been classified by the PRC tax authority as a “resident enterprise” of China, as defined by Article 2 of the PRC Enterprise Income Tax Law, as amended from time to time (a “PRC Resident Enterprise”). In the event that, during the period in which any Investor or any of its successors or assigns holds Shares in the Company, the Company is classified by the PRC tax authority in charge as a PRC Resident Enterprise, the Company shall provide each Investor or its successors or assigns written notice as soon as reasonably practicable. The Company will use its best efforts to arrange its management activities in such a way as to avoid being a PRC Resident Enterprise in each taxable year during the period in which any Investor or any of its successors or assigns holds Shares in the Company, including holding all Board meetings outside the PRC and such additional efforts as are deemed prudent under applicable Laws; provided, however, that such additional efforts do not cause undue burden on the Company or its officers including but not limited to requiring the officers of the Company to move their residency outside the PRC.

(b) The Company agrees to jointly and severally indemnify each Investor and its successors and assigns from and against any loss, claim, liability, expense, or other damage (including diminution in the value of the Company’s businesses or such Investor’s investment in the Company) attributable to any breach of Section 11.14(a).

11.15 Other Tax Matters. The Key Parties and the Company shall keep each of HongShan, GS, MPC, SoftBank, Aspex, BVP, EQT and Vitruvian informed, on a current basis, of any events, discussions, notices or changes with respect to any tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, so that each of HongShan, GS, MPC, SoftBank, Aspex, BVP, EQT and Vitruvian will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such criminal or regulatory investigation or action and the Company shall reasonably cooperate with each of HongShan, GS, MPC, SoftBank, Aspex, BVP, EQT and Vitruvian their members and their respective Affiliates in an effort to avoid or mitigate any cost or regulatory consequences that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities, coordinating and providing assistance in meeting with regulators and, if requested by HongShan, GS, MPC, SoftBank or Aspex, BVP, EQT and Vitruvian making a public announcement of such matters).

11.16 Compliance with Law.

(a) Each of the Key Parties, the Company, the HK Company and the Singapore Company shall, and shall procure each of the Group Companies to, comply with all applicable Laws in all material respects, including but not limited to all applicable Laws in connection with the operations of the Group Companies and all applicable Tax, data use and security, labor and social welfare and foreign exchange Laws (including the SAFE Rules and Regulations). Without limiting the generality of the foregoing, the Group Companies shall not, and the Key Parties shall procure the Group Companies not to, use any bank accounts that are not registered under the names of the Group Companies. Each shareholder of each Group Company shall and each Key Party shall use its best efforts to cause any Group Company and any successor entity or controlled affiliate of any Group Company to, timely complete all required registrations and other procedures with applicable Governmental Authorities as and when required by applicable Laws and obtain, make and maintain in effect, all consents, licenses and approvals from the relevant Governmental Authority or other Person required in respect of the due and proper operations of each Group Company in accordance with applicable Laws in all material respects. The Key Parties shall ensure that, each entity described above and its respective shareholders are in compliance with such requirements and there is no barrier to repatriation of profits, dividends and other distributions from the WFOE (or any successor entity) to the HK Company.

(b) The Group shall at all times maintain and enforce policies and procedures designed to prevent each Group Company, its Affiliates and any Representative of either a Group Company or any of its Affiliates from engaging in any activity, practice or conduct that would violate any of the Compliance Laws. Such policies and procedures shall be consistent with the guidance that has been provided by the Governmental Authorities of Hong Kong, the PRC, United Kingdom and United States of America having authority to administer and prosecute violations of the Compliance Laws.

(c) The Company, the HK Company and the Singapore Company shall, and together with each of the Key Parties shall procure each of the Group Companies to, covenant that it shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective Representatives to: (i) violate any of the Compliance Laws; or (ii) use any funds received from an Investor directly or indirectly for the benefit of any Blocked Person or in any other way that that is likely to result in it becoming subject to any sanctions administered by any department or agency of the government of the United States of America, including OFAC or by the U.S. Department of State, or any sanctions imposed by the European Union (including under Council Regulation (EC) No. 194/2008), the United Nations Security Council, Her Majesty’s Treasury or any other relevant governmental entity and any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, as amended or the Iran Sanctions Act, as amended.

(d) The Company, the HK Company and the Singapore Company shall, and together with each of the Key Parties shall procure each of the Group Companies to, keep and maintain books and records reflecting accurately and in reasonable detail transactions involving each such Group Company and its Affiliates and, if implement financial controls giving reasonable assurance that payments will be made by or on behalf of each Group Company and its Affiliates only in accordance with management instructions. The Company, the HK Company and the Singapore Company shall, and together with each of the Key Parties shall procure the Group Companies to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the Compliance Laws.

(e) The Company shall confirm in writing to the Investors no less frequently than once each year that the Group Companies and their Affiliates have complied with the undertakings in Sections 11.8, 11.9, 11.10, 11.11 and 11.16. If any Group Company or any of its Affiliates suspects or comes to believe that such Group Company, any of its Affiliates or any Representative of such Group Company or any of its Affiliates has violated any of the Compliance Laws, the Company shall notify the Investors promptly in writing of its suspicion or belief.

(f) Notwithstanding anything else in this Agreement, the Company, the HK Company and the Singapore Company shall, and together with each of the Key Parties shall procure each of the Group Companies, its Affiliates and their respective directors, officers and employees to, cooperate in good faith with any Investor if such Investor decides to seek to determine whether such Group Company, any of its Affiliates and/or any Representatives of such Group Company or any of its Affiliates have complied with the undertakings in Sections 11.8, 11.9, 11.10, 11.11 and 11.16. The cooperation required by the foregoing shall include permitting an Investor or the authorized representative(s) of such Investor to audit the books and records of such Group Company and its Affiliates and review and make copies of correspondence and other documents, however sent or received, possessed by such Group Company or its Affiliates pertaining to compliance with the undertakings in Sections 11.8, 11.9, 11.10, 11.11 and 11.16. If so requested by an Investor, a Group Company and its Affiliates shall answer any related questions put to them and comply with any reasonable requests made of them by such Investor or its authorized representative(s) pertaining to compliance with the undertakings Sections 11.8, 11.9, 11.10, 11.11 and 11.16 and shall encourage their Representatives to do the same.

(g) The Group shall at all times (i) appoint or designate a suitably qualified and appropriately resourced chief compliance officer reporting to the Board or to an appropriate committee of the Board; (ii) appoint or designate suitably qualified and appropriately resourced compliance officers of the Group Companies, who shall report on a day-to-day basis to the Group’s chief compliance officer, and (iii) take such other steps as the Governmental Authorities having authority to prosecute violations of any of the Compliance Laws have recommended to ensure that the compliance functions of the Group Companies subject to their respective jurisdictions are operating in an appropriate manner.

(h) The Company covenants that the Company, the Group Companies and its Affiliates have implemented and will continue to monitor and maintain policies and procedures that are designed to comply with Applicable AD Laws and Applicable AH Laws.

11.17 Taiwan Compliance. Each of the Group Companies shall, and each of the Key Parties shall procure each of the Group Companies to, comply with all applicable Laws in all material respects, including but not limited to, any applicable Laws promulgated by the competent Governmental Authorities in the Republic of China (the “ROC”). Without limiting the generality of the foregoing, the Key Parties and the Group Companies shall ensure, that each of the Group Companies shall at all times abide by and satisfy, in all material respects, all of the requirements under the ROC Statute for Investment by Foreign Nationals, the ROC Measures Governing Investment Permit to the People of Mainland Area as well as the regulations promulgated in accordance thereto in connection with its investment in, or otherwise Control of, the Taiwan Company.

11.18 Transfer of Call Option Shares. In the event that any Key Party or Founder Holdco transfers the relevant Call Option Shares to SoftBank pursuant to Section 9.7 of the Series D+ Share Purchase Agreement (the “Call Option Share Transfer”), (a) each and all other Shareholders hereby expressly and irrevocably waive their respective preemptive right, right of first refusal and/or any other notice or approval requirement or any other similar right or requirement in connection with the relevant Call Option Shares (as applicable) as may be required under the Transaction Documents or elsewhere or by Law; and (b) the Company and each other Shareholders shall perform (or procure the performance of) all such acts and things and/or to execute and deliver all such documents (including exercising their shareholder voting power and procuring their respective designated Directors to exercise their director voting power), as may be required by Law or as may be necessary or reasonably requested by SoftBank for giving full effect to and giving SoftBank the full benefit of the Call Option Share Transfer (as applicable).

11.19 The Company agrees and covenants that, notwithstanding anything to the contrary in this Agreement or any related agreements, HongShan shall not have access to “sensitive personal data” collected or maintained by the Company or its Subsidiaries (within the meaning of 31 C.F.R. § 800.241). HongShan hereby waives any rights to access “sensitive personal data” to which it may be entitled under the Transaction Agreements or otherwise, including any statutory rights to such information as a stockholder of the Company.

11.20 Exclusivity. Vitruvian undertakes and covenants to the Company and the Key Parties that, prior to the completion of an IPO of the Company, as long as Vitruvian or any of its Affiliates holds any Shares in the Company, neither Vitruvian nor any of its Affiliates shall, directly or indirectly, invest in, otherwise provide financing to or own or hold any Equity Securities or other securities in, any holding company and operating company carrying on the businesses known as any of the following trade names, and the Controlled Affiliates of such holding company and operating company: KKDay, Traveloka and My Real Trip.

12. CONFIDENTIALITY AND NON-DISCLOSURE.

12.1 Disclosure of Terms. Each party hereto acknowledges that the terms and conditions (collectively, the “Terms”) of this Agreement, the other Transaction Documents, and all exhibits, restatements and amendments hereto and thereto, including their existence, shall be considered confidential information and shall not be disclosed by it to any third party except in accordance with the provisions set forth below. Subject to Section 12.3 and 12.4, each Investor agrees with the Company that the Investor will keep confidential and will not disclose or divulge, any information which the Investor obtains from the Company, pursuant to financial statements, reports, presentations, correspondence, and any other materials provided by the Company to, or communications between the Company and the Investor, or pursuant to information rights granted under this Agreement or any other related documents, unless the information is known, unless the Company gives its written consent to the Investor’s release of the information.

12.2 Press Releases. No other announcement regarding any Investor in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of such Investor, which consent may be withheld at such Investor’s sole discretion.

12.3 Permitted Disclosures. Notwithstanding anything in the foregoing to the contrary,

(a) the Company may disclose any of the Terms to its current or bona fide prospective investors, directors, officers, employees, shareholders, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only where such Persons or entities are under appropriate nondisclosure obligations imposed by contract, professional ethics, law or otherwise;

(b) Each Investor (and its Affiliates) may disclose the Investor’s investment in the Company to third parties or to the public at its sole discretion and in relation thereto may use the Company’s logo and trademark and may include links to the Company’s website, provided that such Investor shall notify the Company and obtain the Company’s consent in advance, which consent shall not be unreasonably withheld;

(c) Each Investor shall have the right to disclose:

(i) any information to the Investor’s current or bona fide prospective partners, co-investors and financing sources or transferees, Affiliates and its and their respective employees, officers, directors, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors, provided, however, that any of the foregoing Persons shall be advised of the confidential nature of the information or are under appropriate non-disclosure obligation imposed by contract, professional ethics, law or otherwise;

(ii) any information for fund and inter-fund reporting purposes;

(iii) any information as required by law, regulation, legal process, subpoena, civil investigative demand (or similar process), order, statute, government authorities, courts, judicial, regulatory or legislative body, organization, commission, agency or committee or otherwise in connection with any judicial or administrative proceeding, including without limitation securities exchanges such as the Securities and Futures Commission of Hong Kong, the China Securities and Regulatory Commission of the PRC or the Securities and Exchange Commission of the United States (or equivalent for other venues), in each case as such Investor deems appropriate;

(iv) any information to bona fide prospective purchasers/investors of any share, security or other interests in the Company;

(v) any information contained in press releases or public announcements of the Company pursuant to Section 12.2 above; and

(vi) any information the disclosure of which is approved in writing by the party providing the information.

(d) the confidentiality obligations set out in this Section 12 do not apply to:

(i) information which was in the public domain or otherwise known to the relevant party before it was furnished to it by another party hereto or, after it was furnished to that party, entered the public domain otherwise than as a result of (x) a breach by that party of this Section 12 or (y) a breach of a confidentiality obligation by the discloser, where the breach was known to that party;

(ii) subject to Section 12.4, information the disclosure of which is necessary in order to comply with any applicable law, the order of any court, the requirements of a stock exchange or to obtain tax or other clearances or consents from any relevant authority; or

(iii) the disclosure of information by any director of the Company to its appointer or any of its affiliate or otherwise in accordance with the foregoing provisions of this Section 12.3.

12.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation pursuant to securities Laws) to disclose the existence of this Agreement or any Terms in contravention of the provisions of this Section 12, such party (the “Disclosing Party”) shall if and to the extent that it can lawfully do so provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate party may seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any of the Non-Disclosing Parties.

12.5 No Promotion. The Company agrees that it will not, without the prior written consent of Boyu or GS or HongShan or MPC or TCV or GIC or SoftBank or Aspex or EQT or BVP or Vitrivian (as the case may be), in each instance, (a) use in advertising, publicity, or otherwise the name of Boyu or Goldman Sachs & Co. LLC. or HongShan or MPC or TCV or GIC or SoftBank or Aspex or EQT or BVP or Vitrivian, or any of their respective Affiliates, or any partner or employee of Boyu or GS or HongShan or MPC or TCV or GIC or SoftBank or Aspex or EQT or BVP or Vitrivian, or any of their respective Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Boyu or Goldman Sachs & Co. LLC. or HongShan or MPC or TCV or GIC or SoftBank or Aspex or EQT or BVP or Vitrivian, or their respective Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Boyu or Goldman Sachs & Co. LLC. or HongShan or MPC or TCV or GIC or SoftBank or Aspex or EQT or BVP or Vitrivian, or any of their respective Affiliates. The Company further agrees that it shall obtain the written consent from Boyu or GS or HongShan or MPC or TCV or GIC or SoftBank or Aspex or EQT or BVP or Vitrivian (as the case may be) prior to the Company’s issuance of any public statement detailing such participation of Boyu or GS or HongShan or MPC or TCV or GIC or SoftBank or Aspex or EQT or BVP or Vitrivian in the transactions contemplated in the Transaction Documents.

12.6 Restriction on the Use of “Sequoia”, “HongShan”, “红杉” and Confidentiality. Without the prior written consent of HongShan, the Group Companies, their shareholders (excluding HongShan), and the Key Parties, shall not use any name, mark, brand or logo of Sequoia, HongShan or its Affiliate (which include but are not limited to “Sequoia”, “Hongshan”, “红杉”, “红杉中国” or any name, mark or logo that is confusingly similar to or contains any of the foregoing), claim itself as a partner of Sequoia, HongShan or its Affiliate, or make any similar representation. Without the prior written approval of HongShan, the Group Companies, their shareholders (excluding HongShan), and the Key Parties, shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or HongShan’s interest in the Company.

12.7 Restriction on the Use of “SoftBank” and Confidentiality. Notwithstanding anything to the contrary in this Agreement, each party (other than SoftBank) agrees that it will not and it shall procure its Affiliates not to, without the prior written consent of SoftBank, in each instance, (a) use in advertising, publicity, announcements or otherwise, the name of SoftBank or any of its Affiliates, either alone or in combination of, including “SoftBank Group Corp.”, “SB Investment Advisors”, “SoftBank Vision Fund”, “SoftBank”, “Vision Fund”, “软银”, “软银集团”, “软银愿景基金”, “愿景基金” and the associated devices and logos of the above brands or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by SoftBank or any of its Affiliates, or (b) represent, directly or indirectly, that any products or services provided by such party or its Affiliates have been approved or endorsed by SoftBank or any of its Affiliates.

12.8 Restriction on the Use of “Matrix”, “MPC” and Confidentiality. Notwithstanding anything to the contrary in this Agreement, each party (other than MPC) agrees that it will not and it shall procure its Affiliates not to, without the prior written consent of MPC, in each instance, (a) use in advertising, publicity, announcements or otherwise, the name of MPC or any of its Affiliates, either alone or in combination of, including “MPC”, “Matrix”, “Matrix Partners”, “经纬”, “经纬中国” and the associated devices and logos of the above brands or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by MPC or any of its Affiliates, or (b) represent, directly or indirectly, that any products or services provided by such party or its Affiliates have been approved or endorsed by MPC or any of its Affiliates.

12.9 Restriction on the Use of “Aspex” and Confidentiality. Notwithstanding anything to the contrary in this Agreement, each party (other than Aspex) agrees that it will not and it shall procure its Affiliates not to, without the prior written consent of Aspex, in each instance, (a) use in advertising, publicity, announcements or otherwise, the name of Aspex or any of its Affiliates, either alone or in combination of, including “Aspex” and “Aspex Management” and the associated devices and logos of the above brands or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Aspex or any of its Affiliates, or (b) represent, directly or indirectly, that any products or services provided by such party or its Affiliates have been approved or endorsed by Aspex or any of its Affiliates.

12.10 Restriction on the Use of “EQT” and Confidentiality. Notwithstanding anything to the contrary in this Agreement, each party (other than EQT) agrees that it will not and it shall procure its Affiliates not to, without the prior written consent of EQT, in each instance, (a) use in advertising, publicity, announcements or otherwise, the name of EQT or any of its Affiliates, either alone or in combination of, including “EQT” and the associated devices and logos of the above brands or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by EQT or any of its Affiliates, or (b) represent, directly or indirectly, that any products or services provided by such party or its Affiliates have been approved or endorsed by EQT or any of its Affiliates.

12.11 Restriction on the Use of “BVP” and Confidentiality. Notwithstanding anything to the contrary in this Agreement, each party (other than BVP) agrees that it will not and it shall procure its Affiliates not to, without the prior written consent of BVP, in each instance, (a) use in advertising, publicity, announcements or otherwise, the name of BVP or any of its Affiliates, either alone or in combination of, including “BVP”, “Bessemer Venture Partners” and the associated devices and logos of the above brands or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by BVP or any of its Affiliates, or (b) represent, directly or indirectly, that any products or services provided by such party or its Affiliates have been approved or endorsed by BVP or any of its Affiliates.

12.12 Restriction on the Use of “Vitruvian” and Confidentiality. Notwithstanding anything to the contrary in this Agreement, each party (other than Vitruvian) agrees that it will not and it shall procure its Affiliates not to, without the prior written consent of Vitruvian, in each instance, (a) use in advertising, publicity, announcements or otherwise, the name of Vitruvian or any of its Affiliates, either alone or in combination of, including “Vitruvian” and the associated devices and logos of the above brands or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Vitruvian or any of its Affiliates, or (b) represent, directly or indirectly, that any products or services provided by such party or its Affiliates have been approved or endorsed by Vitruvian or any of its Affiliates.

12.13 No Restriction on the Investors. The Company acknowledges that each of the Investors is in the business of investment and therefore reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. The Company hereby agrees and acknowledges that, unless otherwise set out expressly in the Transaction Documents, each of the Investors shall not be precluded or in any way restricted from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

12.14 No Restriction on GS Ordinary Business. Notwithstanding anything herein to the contrary, none of the provisions of this Agreement shall in any way limit GS or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

12.15 Use of Company Logo. Subject to Section 12.3 and 12.4, each Investor and its Affiliates may not use any of the Group Companies’ name and logo in its or its Affiliate’s marketing materials and bid documentation in relation to potential transactions, without the prior written consent of the Company, which consent shall not be unreasonably withheld.

13. MISCELLANEOUS.

13.1 Governing Law. This Agreement shall be governed in all respects by the Laws of Hong Kong without regard to conflicts of law principles.

13.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

13.3 Entire Agreement. This Agreement and any other Transaction Document, together with all the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms. Upon the effectiveness of this Agreement, the Original Shareholders Agreement shall be deemed superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

13.4 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile, upon a successful transmission report being generated by the sender’s machine; (c) three (3) Business Days after deposit with an internationally-recognized overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or (d) when sent by electronic mail, upon receipt of appropriate confirmation via telephone or electronic mail. Each Person making a communication hereunder by facsimile or electronic mail shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile or electronic mail pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. The addresses or numbers of each party are set forth in Exhibit C and a party may change or supplement the addresses or numbers given above, or designate additional addresses or numbers, for purposes of this Section 13.4, by giving the other party written notice of the new addresses or numbers in the manner set forth above.

13.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of the aggrieved party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the parties shall be cumulative and not alternative.

13.6 Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

13.7 Counterparts. This Agreement may be executed in one or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

13.8 Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

13.9 Adjustment for Share Splits, etc. Whenever in this Agreement there is a reference to a specific number or percentage of the Preferred Shares, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

13.10 Pronouns and etc. For all purposes of this Agreement, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in its definition and include the plural as well as the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (b) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise, and all references in this Agreement to designated annexes, schedules and exhibits are to the annexes, schedules and exhibits attached to this Agreement unless explicitly stated otherwise, (c) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (d) any reference in this Agreement to any “party” or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees, (e) any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated, (f) the word “including” or any variation of such word means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it, (g) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and all references to dates and times shall, except as expressly provided otherwise, mean dates and times in the China Standard Time zone, (h) references to “indemnification” or terms of similar construct includes indemnification with respect to a direct claim or a third party claim, (i) if any payment under this Agreement would have been, but for this Section 13.10 due and payable on a date that is not a Business Day, then such payment shall instead be due and payable on the first Business Day after such date, and (j) in calculations of share amounts, (i) references to a “fully-diluted and as-converted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other securities convertible into or exercisable or exchangeable for such shares (whether or not by their terms then currently convertible, exercisable or exchangeable), including any shares reserved for issuance under the ESOP then in effect (whether or not issued or granted), have been so converted, exercised or exchanged, (ii) references to an “as-converted basis” mean that the calculation is to be made assuming conversion of all Preferred Shares but not assuming exercise or conversion of any other outstanding option, warrants, or other convertible securities, and (iii) references to the “issued and outstanding” or “outstanding” share capital mean that the calculation is to be made taking into account only the shares in issue at such time.

13.11 Dispute Resolution.

(a) Any dispute, controversy, difference or claim arising out of or relating to this Agreement (including the existence, interpretation, performance, breach, termination or validity thereof or any dispute regarding non-contractual obligations arising out of or relating to it) (each, a “Dispute”) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted (the “HKIAC Rules”).

(b) The seat of the arbitration shall be Hong Kong.

(c) There shall be three (3) arbitrators, who shall be appointed in accordance with the HKIAC Rules.

(d) The arbitration shall be conducted in the English language.

(e) The procedures for the taking of evidence shall be governed by the IBA Rules on the Taking of Evidence in International Arbitration as current on the date of the commencement of the arbitration.

(f) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(g) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong, without regard to principles of conflict of laws thereunder, and shall not apply any other substantive law.

(h) The arbitral tribunal shall render its final award within four (4) months from the later of the date of the last hearing or the final post-hearing submission. The award shall be final and binding upon the parties to the arbitration. Judgment upon the award may be entered by any court having jurisdiction of the award or having jurisdiction over the relevant party or its assets.

(i) To the extent that the HKIAC Rules are in conflict with the provisions of this Section 13.11, the provisions of this Section 13.11 shall prevail.

13.12 No Fiduciary Duty. The Parties hereto acknowledge and agree that nothing in this Agreement or the other Transaction Documents shall create a fiduciary duty of Goldman Sachs & Co. LLC. or HongShan or MPC or SoftBank or Aspex, or any their respective Affiliate to any of the Group Companies or any of its shareholders.

13.13 Investment Bank Services. Notwithstanding anything to the contrary herein or in the other Transaction Documents or any actions or omissions by representatives of Goldman Sachs & Co. LLC. or any of its Affiliates in whatever capacity, including as a director or observer to the Board, it is understood that neither Goldman Sachs & Co. LLC. nor any of its Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

13.14 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the transactions contemplated herein.

13.15 Shareholders Agreement to Prevail. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated M&A and the Management Rights Letters, the terms of this Agreement shall prevail (other than with respect to the Company). The parties (other than the Company) agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated M&A so as to eliminate such inconsistency.

13.16 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement and the other Transaction Documents are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

13.17 Termination of Rights. This Agreement and all rights and covenants contained herein, except for obligations set forth in Sections 1, 3 (except for Section 3.11), 7, 11.4, 11.5, 11.7, 12 and 13, shall terminate on the closing of a Qualified IPO. If for the purpose of a Qualified IPO and as approved by the Series E/E+ Preferred Majority, the Series D+ Preferred Majority, the Series D Preferred Majority, the Series C Preferred Majority, the Series B Preferred Majority and the Series A Preferred Majority, the Group Companies are required or advised by their counsel to conduct a reorganization, the Investors shall elect to waive any or all of its preferred or special rights hereunder, effective as of the completion of such reorganization, but only to the extent and in the event such waiver of preferred or special rights is required and necessary under applicable Laws; provided that, in the event that the Qualified IPO does not occur within twelve (12) months after the completion of such reorganization, each of the Group Companies and the Key Parties shall take all such actions as necessary or desirable to restore all the rights and privileges of the Investors contained herein, including without limitation (i) causing the Company to amend the Restated M&A, (ii) causing the Company to issue to the Investors applicable class and number of shares of the Company, and (iii) entering into agreements containing substantially the same terms and conditions hereof.

This Agreement shall terminate upon the earlier to occur of (i) the mutual consent of the Parties hereto, (ii) the sixth (6th) anniversary of the consummation of an IPO, and (iii) with respect to any Investor, the date upon which such Investor ceases to hold any Registrable Securities. Sections 12 and 13 shall survive the termination of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

THE COMPANY:

EXECUTED and DELIVERED AS A	)
DEED by Esquared Capital Limited	)
acting by Lin Zhaowei (), a director in	)	/s/ Lin Zhaowei
the presence of:	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

THE HK COMPANY:

EXECUTED and DELIVERED AS A	)
DEED by Klook Travel Technology Limited	)
acting by Lin Zhaowei (), a director in	)	/s/ Lin Zhaowei
the presence of:	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

THE SINGAPORE COMPANY:

EXECUTED and DELIVERED AS A	)
DEED by Klook Travel Technology Pte.	)
Ltd.	)
acting by Lin Zhaowei (), a director in	)	/s/ Lin Zhaowei
the presence of:		Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

THE FOUNDER HOLDCOS:

EXECUTED and DELIVERED AS A	)
DEED by EEB Capital Limited	)
acting by Lin Zhaowei (), a director in	)	/s/ Lin Zhaowei
the presence of:	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

EXECUTED and DELIVERED AS A	)
DEED by Venus Alpha Holdings Limited	)
acting by Lin Zhaowei (), a director in	)	/s/ Lin Zhaowei
the presence of:	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

EXECUTED and DELIVERED AS A	)
DEED by Ivory Cliff Holdings Limited	)
acting by Lin Zhaowei (), its lawful	)	/s/ Lin Zhaowei
attorney in the presence of:	)	Lawful Attorney

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

THE KEY PARTIES AND OTHER SHAREHOLDERS:

SIGNED, SEALED and DELIVERED AS A	)
DEED by Lin Zhaowei () in the	)
presence of:	)	/s/ Lin Zhaowei
)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

SIGNED, SEALED and DELIVERED AS A	)
DEED by Xiong Xiaokang () in the	)	/s/ Xiong Xiaokang
presence of:	)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

SIGNED, SEALED and DELIVERED AS A	)
DEED by GNOCK FAH, Wong Chee How in the presence of:	) )	/s/ GNOCK FAH, Wong Chee How

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Falcon Capital Management	)
Limited	)	/s/ Lin Zhaowei
acting by Lin Zhaowei (), its lawful	)	Lawful Attorney
attorney in the presence of:	)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Fox Brook Investment Limited	)
acting by Lin Zhaowei (), its lawful	)	/s/ Lin Zhaowei
attorney in the presence of:	)	Lawful Attorney

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Welight Capital L.P.	)	/s/ Wu Xiaoguang
a Cayman Islands limited partnership,	)	Authorized Signatory
acting by its general partner	)
)
welight capital management limited	)
a Cayman Islands limited liability company,	)
acting by Wu Xiaoguang, an authorized	)
signatory in the presence of:	)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by MPC III HK Limited	)
acting by David Su Tuong Sing, a director in	)	/s/ David Su Tuong Sing
the presence of:	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by MPC VII PTE. LTD.	)
acting by David Su Tuong Sing, a director in	)	/s/ David Su Tuong Sing
the presence of:	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Grandwin Enterprises Limited	)
acting by Leung Pak To, the sole director in	)	/s/ Leung Pak To
the presence of:	)	Sole Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by HSG Venture VI Holdco, Ltd.	)
acting by Ip Siu Wai Eva, an authorized	)	/s/ Ip Siu Wai Eva
signatory in the presence of:	)	Authorized Signatory

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

EXECUTED and DELIVERED AS A	)
DEED by HSG Growth IV Holdco A, Ltd.	)
acting by Ip Siu Wai Eva, an authorized	)	/s/ Ip Siu Wai Eva
signatory in the presence of:	)	Authorized Signatory

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

EXECUTED and DELIVERED AS A	)
DEED by HSG Growth IV 2018-E, L.P.	)
acting by Ip Siu Wai Eva, an authorized	)	/s/ Ip Siu Wai Eva
signatory in the presence of:	)	Authorized Signatory

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

February 2025

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Broad Street Investments Holding	)
(Singapore) Pte. Ltd.	)	/s/ Tan Ching Chek
acting by Tan Ching Chek, a director in the	)	Director
presence of:	)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Stonebridge 2017 (Singapore) Pte.	)
Ltd.	)	/s/ Tan Ching Chek
acting by Tan Ching Chek, a director in the	)	Director
presence of:	)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by OurCrowd (Investment in KL))
L.P.	)	/s/ Cali Chill
a BVI limited partnership, by its general	)	Partner & CIO
partner OurCrowd Israel General Partner, L.P.	)
on behalf of its general partner, OurCrowd	)
International General Partner, L.P., on behalf	)
of its general partner OurCrowd General	)
Partner Limited	)	/s/ Anna Vainberg
	)	General Counsel
acting by Cali Chill, the Partner & CIO, and
Anna Vainberg, the General Counsel, in the
presence of:

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

EXECUTED and DELIVERED AS A	)
DEED by OurCrowd International	)
Investment III, L.P.	)	/s/ Cali Chill
a BVI limited partnership, by its general	)	Partner & CIO
partner, OurCrowd International General	)
Partner, L.P., on behalf of its general partner	)
OurCrowd General Partner Limited	)
	)	/s/ Anna Vainberg
acting by Cali Chill, the Partner & CIO, and	)	General Counsel
Anna Vainberg, the General Counsel, in the
presence of:

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by OurCrowd 50 II, L.P.	)	/s/ Cali Chill
a BVI limited partnership, by its general	)	Partner & CIO
partner OurCrowd Israel General Partner, L.P.	)
on behalf of its general partner, OurCrowd	)
International General Partner, L.P., on behalf	)
of its general partner OurCrowd General	)
Partner Limited	)	/s/ Anna Vainberg
	)	General Counsel
acting by Cali Chill, the Partner & CIO, and
Anna Vainberg, the General Counsel, in the
presence of:

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

EXECUTED and DELIVERED AS A	)
DEED by OurCrowd GP Investment Fund,	)
L.P.	)	/s/ Cali Chill
a BVI limited partnership, by its general	)	Partner & CIO
partner, OurCrowd International General	)
Partner, L.P., on behalf of its general partner	)
OurCrowd General Partner Limited	)
	)	/s/ Anna Vainberg
acting by Cali Chill, the Partner & CIO, and	)	General Counsel
Anna Vainberg, the General Counsel, in the
presence of:

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by OurCrowd 50 III, L.P.	)	/s/ Cali Chill
a BVI limited partnership, by its general	)	Partner & CIO
partner, OurCrowd International General	)
Partner, L.P., on behalf of its general partner	)
OurCrowd General Partner Limited	)
	)	/s/ Anna Vainberg
acting by Cali Chill, the Partner & CIO, and	)	General Counsel
Anna Vainberg, the General Counsel, in the
presence of:

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Knight League Limited	)
acting by Samantha Fu, an alternate director in	)	/s/ Samantha Fu
the presence of:	)	Alternate Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A DEED by	)
TCV IX, L.P.	)
a Cayman Islands exempted limited partnership,	)
acting by its general partner	)
)
Technology Crossover Management IX, L.P.	)
a Cayman Islands exempted limited partnership,	)
acting by its general partner	)
)
Technology Crossover Management IX, Ltd.	)	/s/ Frederic D. Fenton
a Cayman Islands exempted company,	)	Attorney-in-Fact
acting by Frederic D. Fenton, the attorney-in-fact in	)
the presence of:	)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

EXECUTED and DELIVERED AS A DEED by	)
TCV IX (A), L.P.	)
a Cayman Islands exempted limited partnership,	)
acting by its general partner	)
)
Technology Crossover Management IX, L.P.	)
a Cayman Islands exempted limited partnership,	)
acting by its general partner	)
)
Technology Crossover Management IX, Ltd.	)
a Cayman Islands exempted company,	)	/s/ Frederic D. Fenton
acting by Frederic D. Fenton, the attorney-in-fact in	)	Attorney-in-Fact
the presence of:	)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A DEED by	)
TCV IX (B), L.P.	)
a Cayman Islands exempted limited partnership,	)
acting by its general partner	)
)
Technology Crossover Management IX, L.P.	)
a Cayman Islands exempted limited partnership,	)
acting by its general partner	)
)
Technology Crossover Management IX, Ltd.	)	/s/ Frederic D. Fenton
a Cayman Islands exempted company,	)	Attorney-in-Fact
acting by Frederic D. Fenton, the attorney-in-fact in	)
the presence of:	)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

EXECUTED and DELIVERED AS A DEED by	)
TCV Member Fund, L.P.	)
a Cayman Islands exempted limited partnership,	)
acting by its general partner	)
)
Technology Crossover Management IX, Ltd.	)	/s/ Frederic D. Fenton
a Cayman Islands exempted company,	)	Attorney-in-Fact
acting by Frederic D. Fenton, the attorney-in-fact in	)
the presence of:	)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by APSIF PTE LTD	)
Acting by Dominic Soon Keng Yew, a director of	)	/s/ Dominic Soon Keng Yew
In the presence of	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by EDB INVESTMENTS PTE LTD	)
in accordance with section 41B(1)(a) of the	)	/s/ Poh Mae-Jean Jacqueline
Companies Act 1967)		Director
Poh Mae-Jean Jacqueline

Witness’s Signature:	[***]	/s/ Guo Zhixian, Edrick
Name:	[***]	Secretary
Address:	[***]	Guo Zhixian, Edrick

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by SVF Travel (Singapore) Pte. Ltd.	)
acting by Martin O’Regan, a director in the	)	/s/ Martin O’Regan
presence of:	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

THE OTHER SHAREHOLDERS

EXECUTED and DELIVERED AS A	)
DEED by Wilfred Fan acting by Lin Zhaowei	)
() its lawful attorney in the presence	)	/s/ Lin Zhaowei
of:	)	Lawful Attorney
)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

EXECUTED and DELIVERED AS A	)
DEED by Michael Fok acting by Lin Zhaowei	)
() its lawful attorney in the presence	)	/s/ Lin Zhaowei
of:	)	Lawful Attorney
)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

SIGNED, SEALED and DELIVERED AS A	)
DEED by TSANG Heman Shiu Hei acting by	)
Lin Zhaowei (), its lawful attorney in	)	/s/ Lin Zhaowei
the presence of:	)	Lawful Attorney
)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

SIGNED, SEALED and DELIVERED AS A	)
DEED by TSUI Ho Horace acting by	)
Lin Zhaowei (), its lawful attorney in	)	/s/ Lin Zhaowei
the presence of:	)	Lawful Attorney
)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

SIGNED, SEALED and DELIVERED AS A	)
DEED by AU YEUNG Jackie acting by	)
Lin Zhaowei (), its lawful attorney in	)	/s/ Lin Zhaowei
the presence of:	)	Lawful Attorney
)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

SIGNED, SEALED and DELIVERED AS A	)
DEED by STEP EXPRESS LIMITED acting	)
Lin Zhaowei (), its lawful attorney in	)	/s/ Lin Zhaowei
the presence of:	)	Director
)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by AMF-1 Holdings Limited	)
acting by Aspex Management (Cayman))		/s/ LI Ho Kei
Limited	)	Director

by its director, LI Ho Kei, a director in the
presence of:

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by System Harbour Limited	)
acting by Tsai, Tzung Han, a director in the	)	/s/ Tsai, Tzung Han
presence of:	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Hel Ved Turbo Investment II Inc	)
acting by Annie Lai, a director in the presence	)	/s/ Annie Lai
of:	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by GCM Grosvenor KLK SPV, L.P.	)
By: GCM Investments GP, LLC, it’s general	)	/s/ Kristi McEneaney
Partner	)	Authorized Signatory
acting by Kristi McEneaney, an authorized signatory
in the presence of:

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)	/s/ Wu Yongming
DEED by LUCK LEGEND	)	Director
INTERNATIONAL HOLDINGS LIMITED	)
acting by Wu Yongming, a director in the	)
presence of:

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Equity Advantage Limited	)	/s/ Wong Man Wai
acting by Wong Man Wai, a director in the	)	Director
presence of:	)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by L2 Venture Limited	)
acting by Kevin Ka Man Lee, a director in the	)	/s/ Kevin Ka Man Lee
presence of:	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by ARK TRUST (HONG KONG))
LIMITED	)	/s/ Tin Ho Ting
acting by TIN HO TING, a director in the	)	Director
presence of:

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by X Adventure Holdings (BVI))
Limited	)	/s/ Lingye Zuo
acting by Lingye Zuo, a director in	)	Director
the presence of:

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Bessemer Venture Partners XI	)
L.P.	)	/s/ Lindsay McNeil
By: Deer XI & Co. L.P., their general partner	)	Deputy General Counsel
By: Deer XI & Co. Ltd., its general partner	)
)
acting by Lindsay McNeil, the Deputy General	)
Counsel in the presence of:	)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

EXECUTED and DELIVERED AS A	)
DEED by Bessemer Venture Partners XI	)
Institutional L.P.	)	/s/ Lindsay McNeil
By: Deer XI & Co. L.P., their general partner	)	Deputy General Counsel
By: Deer XI & Co. Ltd., its general partner	)
)
acting by Lindsay McNeil, the Deputy General	)
Counsel in the presence of:	)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Clou (HK) Limited	)
acting by Ezekiel Daniel ARLIN, a director in	)	/s/ Ezekiel Daniel Arlin
the presence of:	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)	/s/ Chat Luangarpa
DEED by BEACON VENTURE CAPITAL	)	Authorized Director
COMPANY LIMITED	)
acting by Chat Luangarpa, the Authorized	)
Director in the presence of:	)

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by SMIC SG HOLDINGS PTE.	)
LTD.	)	/s/ Erwin G. Pato
acting by Erwin G. Pato, a director in the	)	Director
presence of:

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Atinum Growth Fund 2020)
By: Atinum Investment Co., Ltd., its general	)	/s/ Ki Chun Shin
Partner	)	Chief Executive Officer

acting by Ki Chun Shin, the Chief Executive
Officer in the presence of:

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Atinum Growth Fund 2023)
By: Atinum Investment Co., Ltd., its general	)	/s/ Ki Chun Shin
Partner	)	Chief Executive Officer

acting by Ki Chun Shin, the Chief Executive
Officer in the presence of:

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Orange Co-Invest	)
acting by Sean Low Shien Ang, a director in	)	/s/ Sean Low Shien Ang
the presence of:	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by OurCrowd Nominee Limited	)
acting by Cali Chill & Anna Vainberg, in the	)	/s/ Cali Chill /s/ Anna Vainberg
presence of:	)	Cali Chill, Anna Vainberg
Partner & CIO, General Councel

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties and is intended to be and is delivered on the day and year first above written.

EXECUTED and DELIVERED AS A	)
DEED by Knight Taano Pte. Ltd.	)
acting by GILBERT ONG, a director in	)	/s/ Gilbert Ong
the presence of:	)	Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

EXECUTED and DELIVERED AS A	)
DEED by Mariano Dima Advisory Ltd.	)
By: Knight Taano Pte. Ltd., its lawful attorney	)
acting by GILBERT ONG, a director in	)	/s/ Gilbert Ong
the presence of:		Director

Witness’s Signature:	[***]
Name:	[***]
Address:	[***]

Esquared Capital Limited – Twelfth Amended and Restated Shareholders Agreement – Signature Page

Schedule A

List of Key Parties

Name of Key Parties	ID/ Passport Number
Lin Zhaowei (林照围)	[***]
GNOCK FAH, Wong Chee How	[***]
Xiong Xiaokang (熊小康)	[***]

Schedule B

Part I List of Series Seed Investors

Name	Number of Series Seed Preferred Shares
Welight Capital L.P	4,570,450
Falcon Capital Management Limited	183
Fox Brook Investment Limited	149,980
L2 Venture Limited	148,300
Bessemer Venture Partners XI L.P.	1,928,621
Bessemer Venture Partners XI Institutional L.P.	2,898,965
Clou (HK) Limited	3,620,690
MPC VII PTE. LTD.	1,720
Total	13,318,909

Part II List of Series A Investors

Name	Number of Series A Preferred Shares
MPC III HK Limited	13,037,980
Grandwin Enterprises Limited	5,090,410
FINNOVENTURE PRIVATE EQUITY TRUST I	352,322
Bessemer Venture Partners XI L.P.	586,470
Bessemer Venture Partners XI Institutional L.P.	881,540
Clou (HK) Limited	880,805
BEACON VENTURE CAPITAL COMPAN Y LIMITED	176,161
SMIC SG HOLDINGS PTE. LTD.	176,161
OurCrowd Nominee Limited	176,161
MPC VII PTE. LTD.	1,428,570
Total	22,786,580

Part III List of Series B Investors

Name	Number of Series B Preferred Shares
MPC III HK Limited	9,263,060 Series B-2 Preferred Shares, 7,545,760 Series B-3 Preferred Shares
L2 Venture Limited	251,700 Series B-2 Preferred Shares
HSG Venture VI Holdco, Ltd.	28,056,480 Series B-3 Preferred Shares
Bessemer Venture Partners XI L.P.	532,250 Series B-1 Preferred Shares, 504,256 Series B-3 Preferred Shares
Bessemer Venture Partners XI Institutional L.P.	800,041 Series B-1 Preferred Shares, 757,962 Series B-3 Preferred Shares
Clou (HK) Limited	799,374 Series B-1 Preferred Shares, 757,332 Series B-3 Preferred Shares
FINNOVENTURE PRIVATE EQUITY TR UST I	319,750 Series B-1 Preferred Shares, 302,932 Series B-3 Preferred Shares
BEACON VENTURE CAPITAL COMPAN Y LIMITED	159,875 Series B-1 Preferred Shares, 151,466 Series B-3 Preferred Shares
SMIC SG HOLDINGS PTE. LTD.	159,875 Series B-1 Preferred Shares, 151,466 Series B-3 Preferred Shares
OurCrowd Nominee Limited	159,875 Series B-1 Preferred Shares, 151,466 Series B-3 Preferred Shares
Total	50,824,920

Part IV List of Series C Investors

Name	Number of Series C Preferred Shares
HSG Growth IV Holdco A, Ltd.	15,583,960
Broad Street Investments Holding (Singapore) Pte. Ltd.	8,415,340
Stonebridge 2017 (Singapore) Pte. Ltd.	935,040
MPC III HK Limited	6,233,580
OurCrowd (Investment in KL) L.P.	623,360
TSANG Heman Shiu Hei	16,362
TSUI Ho Horace	30,388
AU YEUNG Jackie	25,000
STEP EXPRESS LIMITED	46,750
Wilfred FAN	46,750
X Adventure Holdings (BVI) Limited	311,680
MPC VII PTE. LTD.	21,750
Total	32,289,960

Part V List of Series D Investors

Name	Number of Series D Preferred Shares
HSG Growth IV 2018-E, L.P.	12,651,095
Knight League Limited	12,651,095
TCV IX, L.P.	5,379,664
TCV IX (A), L.P.	1,517,943
TCV IX (B), L.P.	287,315
TCV Member Fund, L.P.	418,386
APSIF PTE LTD	5,060,438
MPC III HK Limited	3,795,329
Broad Street Investments Holding (Singapore) Pte. Ltd	3,415,796
Stonebridge 2017 (Singapore) Pte. Ltd.	379,533
OurCrowd (Investment in KL) L.P.	1,223,032
OurCrowd International Investment III, L.P.	42,078
EDB INVESTMENTS PTE LTD	506,044
TSANG Heman Shiu Hei	4,428
TSUI Ho Horace	8,223
STEP EXPRESS LIMITED	12,651
Wilfred FAN	12,651
MPC VII PTE. LTD.	12,651
Total	47,378,352

Part VI List of Series D+ Investors

Name	Number of Series D+ Preferred Shares
SVF Travel (Singapore) Pte. Ltd.	40,794,642
TCV IX, L.P.	1,386,128
TCV IX (A), L.P.	391,114
TCV IX (B), L.P.	74,031
TCV Member Fund, L.P.	106,871
OurCrowd (Investment in KL), L.P.	1,032,861
OurCrowd International Investment III, L.P.	27,801
HSG Growth IV Holdco A, Ltd.	1,019,866
MPC III HK Limited	1,019,866
TSANG Heman Shiu Hei	1,785
TSUI Ho Horace	3,314
STEP EXPRESS LIMITED	5,099
Wilfred FAN	5,099
MPC VII PTE. LTD.	5,099
Total	45,873,576

Part VII List of Series E Investors

Name	Number of Series E Preferred Shares
HSG Growth IV Holdco A, Ltd.	2,465,201
MPC III HK Limited	493,040
SVF Travel (Singapore) Pte. Ltd.	2,300,198
Knight League Limited	2,465,201
TCV IX, L.P.	174,506
TCV IX (A), L.P.	49,239
TCV IX (B), L.P.	9,320
TCV Member Fund, L.P.	13,455
Falcon Capital Management Limited	61,630
OurCrowd (Investment in KL) L.P.	136,746
OurCrowd 50 II, L.P.	49,304
OurCrowd GP Investment Fund, L.P.	17,256
OurCrowd 50 III, L.P.	61,630
OurCrowd International Investment III, L.P.	4,068
AMF-1 Holdings Limited (Aspex)	14,886,535
Hel Ved Turbo Investment II Inc	1,860,817
GCM Grosvenor KLK SPV, L.P.	3,833,661
LUCK LEGEND INTERNATIONAL HOLDINGS LIMITED	6,163,004
EQUITY ADVANTAGE LIMITED	1,277,888
SYSTEM HARBOUR LIMITED	1,232,600
MPC VII PTE. LTD.	394,432
Total	37,949,731

Part VIII List of Series E+ Investors

Name	Number of Series E+ Preferred Shares
HSG Growth IV Holdco A, Ltd.	347,700
FINNOVENTURE PRIVATE EQUITY TRUST I	1,622,600
Bessemer Venture Partners XI L.P.	1,713,171
Bessemer Venture Partners XI Institutional L.P.	2,575,117
Clou (HK) Limited	2,781,591
BEACON VENTURE CAPITAL COMPANY LIMITED	811,300
SMIC SG HOLDINGS PTE. LTD.	811,300
Atinum Growth Fund 2020	382,466
Atinum Growth Fund 2023	637,445
Orange Co-Invest	1,205,350
OurCrowd Nominee Limited	347,697
KIP Southeast Asia Venture Fund I	1,158,990
Knight Taano Pte. Ltd.	22,464,623
Mariano Dima Advisory Ltd.	204,018
Total	37,063,368

Annex A

Definitions

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Second Series E+ Purchase Agreement.

“Additional Series E+ Investors” has the meaning ascribed to it in the recitals of this Agreement.

“Additional Transfer Notice” has the meaning ascribed to it in Section 5.4(b)(ii) of this Agreement.

“Adherence Agreement” has the meaning ascribed to it in Section 7.1(b) of this Agreement.

“Affiliate” means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and without limiting the generality of the foregoing, (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include (i) any Person who holds Shares as a nominee for the Investor, (ii) any shareholder of the Investor, (iii) any entity or individual which has a direct or indirect interest in the Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by the Investor, its shareholder, the general partner or the fund manager of the Investor or its shareholder, (v) the relatives of any individual referred to in (ii), (iii) and (iv) above, and (vi) any trust Controlled by or held for the benefit of such individuals. For the avoidance of doubt, no Investor shall be deemed an Affiliate of any Group Company. Notwithstanding the foregoing, the parties acknowledge and agree that (a) the name “HongShan”/“红杉” is commonly used to describe a variety of entities (collectively, the “HongShan Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and/or securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) HongShan Entity primarily engaged in investment and trading in the secondary securities market; (ii) the ultimate beneficial owner of a HongShan Entity (or its general partner or ultimate general partner) who is a natural Person, and such Person’s relatives (including but without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law), (iii) any officer, director or employee of a HongShan Entity (or its general partner or ultimate general partner) and such Person’s relatives, and (iv) for the avoidance of doubt, any portfolio companies of any HongShan Entity and portfolio companies of any affiliated investment fund or investment vehicle of any HongShan Entity. In the case of MPC, the parties acknowledge and agree that (a) the name “MPC” is commonly used to describe a variety of entities (collectively, the “MPC Entities”, each a “MPC Entity”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement and any other Transaction Documents to the contrary, this Agreement (other than Sections 5.2(b) and 5.2(d)) shall not be binding on, or restrict the activities of, any (i) the ultimate beneficial owner of an MPC Entity (or its general partner or ultimate general partner) who is a natural Person, and such Person’s relatives (including but without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law), (ii) any officer, director or employee of a MPC Entity (or its general partner or ultimate general partner) and such Person’s relatives, and (iii) for the avoidance of doubt, any portfolio companies of any MPC Entity and portfolio companies of any affiliated investment fund or investment vehicle of any MPC entity. In the case of GS, notwithstanding any other provision of this Agreement and any other Transaction Documents to the contrary, Affiliate shall include (a) any direct or indirect shareholder of GS, (b) any of such shareholder’s general partners or limited partners, (c) the fund manager managing such shareholder (and general partners, limited partners and officers thereof), (d) trusts Controlled by or for the benefit of any such individuals referred to in (a), (b) or (c), and (e) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by The Goldman Sachs Group, Inc. or any of its Affiliates. In the case of SoftBank, Affiliate shall include (a) any direct or indirect shareholder of SoftBank, (b) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by any Affiliate of SoftBank Group Corp., (c) any of SoftBank Vision Fund L.P.’s affiliated or successor funds or holding company formed by such funds for investment purposes, (d) any general partners or limited partners of the foregoing, (e) any fund manager and officers thereof of any of the foregoing, and (f) any committee of SoftBank Vision Fund L.P. and SoftBank Investment Advisors (UK) Limited (each, a “SoftBank Affiliate”). This Agreement (other than Sections 5.2(b) and 5.2(d)) shall not be binding on, or restrict the activities of, any SoftBank Affiliate except to the extent that such SoftBank Affiliate is a Shareholder of the Company. Notwithstanding any other provision of this Agreement and any other Transaction Documents to the contrary, the parties acknowledge and agree that in the case of Vitruvian, Affiliate shall mean any other person or entity that directly or indirectly Controls or is Controlled by or is under common Control with another person or entity, including in any event, Vitruvian Partners LLP (being the indirect parent undertaking of Vitruvian and the UK Financial Conduct Authority authorised investment fund manager of the Vitruvian Partners private investment funds) and any funds or other investment schemes managed by it and the subsidiaries of such persons, provided that any limited partners of funds or other investment schemes managed or advised by Vitruvian Partners LLP and/or any of its Affiliates, or any public equity funds managed or advised by Vitruvian Partners LLP and/or any of its Affiliates or any portfolio companies in which funds or other investment schemes managed or advised by Vitruvian Partners LLP and/or any of its Affiliates have invested and their subsidiaries shall not be deemed to be Affiliates of Vitruvian. During the period that Vitruvian is the proxy of, and is entitled to exercise the voting power of, all Shares held by the Vitruvian Advisor Vehicle, Vitruvian and the Vitruvian Advisor Vehicle shall be deemed to be Affiliates for the purposes of Sections 2.1, 2.2, 5.2(c), 9.1 and 9.4 of this Agreement.

Annex A – 1

“Agreement” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Applicable AD Laws” means all laws and regulations applying to the Company, the Group Companies or any of its Affiliates and/or SoftBank prohibiting discrimination in the workplace because of age, disability, ethnicity, gender reassignment, genetics, marriage/civil partnership, national origin, pregnancy, race/color, religion/belief, sex, sexual orientation or any other legally protected characteristic.

“Applicable AH Laws” means all laws and regulations applying to the Company, the Group Companies or any of its Affiliates and/or SoftBank prohibiting unwelcome conduct in or related to the workplace based on one or more of the characteristics mentioned or referred to in the definition of Applicable AD Laws, including, but not limited to, requiring such conduct to be endured as a condition of continued employment or when such conduct is sufficiently severe or pervasive that it creates a work environment that a reasonable person would consider intimidating, hostile or abusive.

“Appointment Right Investor” has the meaning ascribed to it in Section 9.1 of this Agreement.

“Aspex” shall mean AMF-1 Holdings Limited, together with its Affiliates holding Shares in the Company.

“Aspex Director” has the meaning ascribed to it in Section 9.1 of this Agreement.

“Beijing Domestic Company” shall mean Beijing Ke Lu Internet Technology Co., Ltd. (北京客路网络科技有限公司), a company established under the Laws of the PRC.

“Blocked Person” means (a) a Person included in a restricted or prohibited list pursuant to one or more of the Compliance Laws; (b) a Person in which one or more Blocked Persons has in the aggregate, whether directly or indirectly, a fifty percent (50%) or more of the equity interest; or (c) a Person that is Controlled by a Blocked Person.

“Board” shall mean the board of directors of the Company.

“Boyu” shall mean Knight League Limited, together with its Affiliates holding Shares in the Company.

“Business Day” or “business day” shall mean any day that is not a Saturday, Sunday, legal holiday or a day on which banks are required to be closed in the British Virgin Islands, the United States, Hong Kong, Singapore, London, or the PRC.

“BVP” shall mean Bessemer Venture Partners XI L.P. and Bessemer Venture Partners XI Institutional L.P., together with their Affiliates holding Shares in the Company.

“Call Option Shares” has the meaning ascribed to it in the Series D+ Share Purchase Agreement.

“Call Option Shares Transfer” has the meaning ascribed to it in Section 11.18 of this Agreement.

“CFC” shall mean the controlled foreign corporation within the meaning of section 957 of the Code.

“Charter Documents” shall mean, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

Annex A – 2

“Change of Control Event” shall mean, any event, transaction or action that would result in a Person (other than the Key Parties and their Affiliates), together with its Affiliates, acquiring Control of the Company; provided that SoftBank (together with its Affiliates) acquiring Control of the Company solely due to any Call Option Share Transfer shall not constitute a Change of Control Event. Only for the purpose of this definition, “Control” of the Company means the possession of, directly or indirectly, the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of all Shareholders of the Company or power to control the composition of a majority of the Board.

“Circular 37” shall mean the Notice of the State Administration of Foreign Exchange on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Financing and Round Trip Investment via Special Purpose Companies (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》) issued by SAFE on July 4, 2014, and its amendment and interpretation promulgated by SAFE from time to time.

“Claim Notice” has the meaning ascribed to it in Section 3.8(c) of this Agreement. “Code” shall mean the United States Internal Revenue Code of 1986.

“Company” has the meaning ascribed to it in introductory paragraph A. of this Agreement.

“Company Purchase Right Period” has the meaning ascribed to it in Section 5.4(b)(i) of this Agreement.

“Company Right of First Refusal” has the meaning ascribed to it in Section 5.4(b)(i) of this Agreement.

“Compensation Committee” has the meaning ascribed to it in Section 9.2 of this Agreement.

“Competitors” shall mean any holding company and operating company carrying on the businesses known as any of the following trade names (the “Competitor’s Holdco”), and the Controlled Affiliates of such Competitor’s Holdco: Booking.com, Expedia, TripAdvisor, Airbnb, Traveloka, GetYourGuide, Rakuten, Ctrip (携程), Alibaba or Fliggy (阿里 or 飞猪), Meituan-Dianping (美团点评 or 美团 or 大众点评), Mafengwo (马蜂窝), Uber, Didi, Grab, Viator, Yanolja and KKday. For the purposes of this definition, “Affiliate” shall mean, in relation to any of the Persons named in the foregoing, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, where “Control” of a Person means the possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Persons or power to control the composition of a majority of the board of directors of such Person.

“Competitor’s Controlling Person” shall mean, in relation to any Competitor’s Holdco, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is under common Control with such Competitor’s Holdco, excluding any Competitor and any financial or institutional investor of such Competitor’s Holdco and such investor’s Affiliates, in each case whose primary business does not compete with the Principal Business. For the purpose of this definition, “Control” of a Person means (a) the possession of power to control the composition of a majority of the board of directors of such Person, or (b) the possession of (i) the largest beneficial ownership or voting power of such Person and (ii) the beneficial ownership or power to direct the vote of more than thirty percent (30%) of the votes entitled to be cast at a meeting of members or shareholders of such Persons.

Annex A – 3

“Compliance Laws” shall mean all applicable Laws relating to anti-bribery, anti- corruption (including Laws prohibiting fraud and tax evasion), anti-money laundering (including Laws prohibiting attempting to conceal or disguise the identity of illegally obtained proceeds), record keeping and internal control, import and export (including Sanctions, export controls, anti-boycott and customs) Laws, including (a) the FCPA; (b) the UK Bribery Act; (c) the Prevention of Bribery Ordinance (Chapter 201) of the Laws of Hong Kong; (d) the U.S. Bank Secrecy Act, (e) the U.S. Money Laundering Control Act of 1986; and the U.S. International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

“Control”, with respect to any third party, shall have the meaning ascribed to it in Rule 405 under the Securities Act, and shall be deemed to exist for any party (a) when such party holds at least thirty percent (30%) of the outstanding voting securities of such third party and no other party owns a greater number of outstanding voting securities of such third party or (b) over other members of such party’s immediate family. Immediate family members include, without limitation, an individual’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law. For the avoidance of doubt, “Control” of a given Person shall also mean the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Control Documents” has the meaning ascribed to it in the Second Series E+ Purchase Agreement.

“Conversion Shares” shall mean Ordinary Shares issuable or issued upon conversion of the Series E+ Preferred Shares, the Series E Preferred Shares, the Series D+ Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Series Seed Preferred Shares.

“Co-Sale Right Holder” has the meaning ascribed to it in Section 6.1 of this Agreement.

“Deed” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Director” or “Directors” shall mean a member of the board of directors of the Company.

“Disclosing Party” has the meaning ascribed to it in Section 12.4 of this Agreement.

“Dispute” has the meaning ascribed to it in Section 13.11(a) of this Agreement.

“Drag Holders” has the meaning ascribed to it in Section 10.2(a) of this Agreement.

“Drag-Along Sale” has the meaning ascribed to it in Section 10.2(a) of this Agreement.

“Equity Securities” shall mean, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“EQT” shall mean Clou (HK) Limited, together with its Affiliates holding Shares in the Company.

Annex A – 4

“ESOP” shall mean the employee share option plan of the Company and such other arrangements, contracts, or plans as are recommended by management and approved by the Board in accordance with this Agreement and the Restated M&A.

“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

“Exercising Holder” has the meaning ascribed to it in Section 5.4(c)(ii) of this Agreement.

“FCPA” shall mean the Foreign Corrupt Practices Act of the United States (15 U.S.C. §§ 78dd-1, et seq.), as amended.

“Final Prospectus” has the meaning ascribed to it in Section 3.8(d) of this Agreement.

“First Participation Notice” has the meaning ascribed to it in Section 4.4(a) of this Agreement.

“First Refusal Period” has the meaning ascribed to it in Section 5.4(c)(i) of this Agreement.

“Form F-3” has the meaning ascribed to it in Section 3.2(e) of this Agreement.

“Form S-3” has the meaning ascribed to it in Section 3.2(e) of this Agreement.

“Founder Holdco” or “Founder Holdcos” is defined in the introductory paragraph E. of this Agreement.

“Governmental Authority” shall mean any nation or government, or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, the British Virgin Islands, Singapore, Hong Kong or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Government Official” means (a) officers, employees and other persons working in an official capacity on behalf of any branch of a government (e.g., legislative, executive, judicial, law, military or public education) at any level (e.g., local, county, provincial or central) or any department or agency thereof regardless of their seniority, (b) members of political parties, political party officials and candidates for political office, (c) directors, officers and employees of wholly or partially state-owned, state-controlled or state-operated enterprises, regardless of their seniority and (d) officers, employees and other persons working in an official capacity on behalf of any public international organization (e.g., the United Nations or the World Bank), regardless of their seniority.

“GIC” shall mean APSIF PTE LTD, together with its Affiliates holding Shares in the Company.

“Group Companies” or “Group” shall mean the Company, the PRC Companies and the Offshore Subsidiaries (as defined in the Second Series E+ Purchase Agreement), each other Person (except individuals) Controlled by the Company and the respective Subsidiaries of the foregoing Persons from time to time (each a “Group Company”), unless the text specifically indicates otherwise.

Annex A – 5

“GS” shall mean, Broad Street Investments Holding (Singapore) Pte. Ltd., a limited liability company established under the Laws of Singapore (“Broad Street”); Stonebridge 2017 (Singapore) Pte. Ltd., a limited liability company established under the Laws of Singapore (“Stonebridge”, Stonebridge and Broad Street and their respective Affiliates holding Shares in the Company, collectively as “GS”).

“HK Company” is defined in the introductory paragraph B. of this Agreement.

“HKIAC” has the meaning ascribed to it in Section 13.11(a) of this Agreement.

“HKIAC Rules” has the meaning ascribed to it in Section 13.11(a) of this Agreement.

“Holder” has the meaning ascribed to it in Section 3.2(d) of this Agreement.

“HongShan” shall mean HSG Growth IV Holdco A, Ltd., HSG Venture VI Holdco, Ltd., and HSG Growth IV 2018-E, L.P., together with their Affiliates holding Shares in the Company.

“HongShan Director” has the meaning ascribed to it in Section 9.1 of this Agreement.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Hong Kong GAAP” shall mean the generally accepted accounting principles in Hong Kong.

“IFRS” shall mean International Financial Reporting Standards, as developed and issued by the International Accounting Standards Board (IASB) from time to time.

“Independent Director” has the meaning ascribed to it in Section 9.1 of this Agreement.

“Information” has the meaning ascribed to it in Section 9.5 of this Agreement.

“Initiating Holders” has the meaning ascribed to it in Section 3.3(b) of this Agreement.

“Investing Ordinary Shareholders” shall mean Falcon Capital Management Limited, Fox Brook Investment Limited, OurCrowd (Investment in KL) L.P, OurCrowd International Investment III, L.P, Atinum Growth Fund 2020, Atinum Growth Fund 2023, Orange Co-Invest, L2 Venture Limited and MPC VII PTE. LTD., with respect to the Ordinary Shares held by them.

“Investment Securities” shall mean the Preferred Shares and the Conversion Shares.

“Investor” or “Investors” is defined in introductory paragraph O. of this Agreement.

“IPO” shall mean initial public offering.

“Key Party” or “Key Parties” has the meaning ascribed to it in introductory paragraph G. of this Agreement.

“Key Party Holdco” is defined in the introductory paragraph D. of this Agreement.

Annex A – 6

“Law” or “Laws” means any and all publicly announced and effective provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable and effective Orders.

“Lin’s Holdco” is defined in the introductory paragraph E.eaning ascribed to it in introductory paragraph of this Agreement.

“Management Directors” has the meaning ascribed to it in Section 9.1 of this Agreement.

“Management Rights Letters” means the management rights letters entered into by and among the Company and certain Investors respectively from time to time.

“MPC” means MPC III and MPC VII PTE. LTD., together with their Affiliates holding Shares in the Company.

“MPC Director” has the meaning ascribed to it in Section 9.1 of this Agreement.

“MPC III” shall mean MPC III HK Limited (經新香港第三有限公司), formerly known as Matrix Partners China III Hong Kong Limited.

“New Securities” has the meaning ascribed to it in Section 4.3 of this Agreement.

“Non-Disclosing Parties” has the meaning ascribed to it in Section 12.4 of this Agreement.

“Non-Selling Shareholder” has the meaning ascribed to it in Section 5.4(a) of this Agreement.

“Observer” has the meaning ascribed to it in Section 9.4 of this Agreement.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Order” shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

“Ordinary Majority” shall mean the holders representing more than fifty percent (50%) of the votes of the Ordinary Shares (excluding Ordinary Shares issued or to be issued upon conversion of the Preferred Shares) then outstanding.

“Ordinary Shareholders” shall mean the holders of the Ordinary Shares of the Company.

“Ordinary Shares” shall mean the ordinary shares of the Company, par value US$0.0001515 per share.

“Original Shareholders Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Participation Rights Holder” or “Participation Rights Holders” has the meaning ascribed to it in Section 4.1 of this Agreement.

Annex A – 7

“Partnership Election” has the meaning ascribed to it in Section 11.13(a) of this Agreement.

“party” or “parties” is defined in the introductory paragraph of this Agreement.

“Permitted Transferee” has the meaning ascribed to it in Section 5.3 of this Agreement.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PFIC” shall mean the passive foreign investment company within the meaning of section 1297 of the Code.

“PRC” shall mean the People’s Republic of China, but solely for purposes of this Agreement and the other Transaction Documents, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

“PRC Companies” means the entities as set forth on Part II of Schedule A-2 of the Second Series E+ Purchase Agreement and each other Person established under the Laws of the PRC, Controlled directly or indirectly by the Company from time to time (each a “PRC Company”).

“PRC Resident Enterprise” has the meaning ascribed to it in Section 11.14(a) of this Agreement.

“Preferred Director” or “Preferred Directors” has the meaning ascribed to it in Section 9.1 of this Agreement.

“Preferred Majority” shall mean the holders representing more than fifty percent (50%) of the voting power attaching to all Preferred Shares then outstanding, voting as a single class on an as-converted basis.

“Preferred Shareholders” shall mean the holders of the Preferred Shares of the Company.

“Preferred Shares” shall mean the Company’s Series E+ Preferred Shares, Series E Preferred Shares, Series D+ Preferred Shares, Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and/or other preferred shares of the Company that may be issued from time to time.

“Principal Business” means the business of engaging in online and mobile platforms for travelers and locals to find and book services globally, or such other business to be conducted by the Group Companies as approved by the Board and the Shareholders in accordance with Exhibit A.

“Pro Rata Co-Sale Share” has the meaning ascribed to it in Section 6.1(a) of this Agreement.

“Pro Rata Share” has the meaning ascribed to it in Section 4.2 of this Agreement.

“Prohibited Transfer” has the meaning ascribed to it in Section 6.4(a) of this Agreement.

“Proprietary Rights” has the meaning ascribed to it in the Second Series E+ Purchase Agreement.

Annex A – 8

“Qualified IPO” shall mean a fully underwritten public offering of Ordinary Shares of the Company (or securities representing such Ordinary Shares) on the New York Stock Exchange, the Nasdaq National Market or the Stock Exchange of Hong Kong Limited, and with net proceeds (excluding underwriting discounts, commissions and stock transfer taxes applicable to a sale of securities) to the Company of at least US$200,000,000 and an implied pre-money valuation of US$2,800,000,000 or more; or any other public offering of Ordinary Shares of the Company (or securities representing such Ordinary Shares) that is consented to by the applicable Investors pursuant to Part (B) and Part (C) of Exhibit A.

“Registrable Securities” has the meaning ascribed to it in Section 3.2(b) of this Agreement.

“Registrable Securities then outstanding” has the meaning ascribed to it in Section 3.2(c) of this Agreement.

“Relevant Period” means in relation to each Key Party, the period during which such Key Party directly or indirectly holds any Equity Securities of the Company.

“Remaining Shares” has the meaning ascribed to it in Section 5.4(d) of this Agreement.

“Remaining Transfer Shares” has the meaning ascribed to it in Section 5.4(b)(ii) of this Agreement.

“Representative” shall mean in relation to a Person that is not a natural person, an individual or entity (including a director, officer, employee, consultant, agent or other representative) who or which has acted or performed services for or on behalf of such Person but only with respect to actions or the performance of services for or on behalf of such Person.

“Request Notice” has the meaning ascribed to it in Section 3.3(a) of this Agreement.

“Requested Securities” has the meaning ascribed to it in Section 3.3(a) of this Agreement.

“Restated M&A” means the Fifteenth Amended and Restated Memorandum and Articles of Association of the Company adopted by the Shareholders on or around the date hereof, as amended from time to time.

“Restricted Shares” has the meaning ascribed to it in Section 5.2(d) of this Agreement. “Restricted Shares Transfer Notice” has the meaning ascribed to it in Section 5.2(d) of this Agreement.

“Restriction Period” means two (2) years after the expiration of the Relevant Period or, if such period is determined unenforceable for any reason by a court of competent jurisdiction or properly constituted arbitral tribunal, the maximum period a court of competent jurisdiction or properly constituted arbitral tribunal determines to be enforceable.

“Right of First Refusal on Restricted Shares” has the meaning ascribed to it in Section 5.2(d) of this Agreement.

“Right of Participation” has the meaning ascribed to it in Section 4.1 of this Agreement.

“Rights Participants” has the meaning ascribed to it in Section 4.4(b) of this Agreement.

Annex A – 9

“ROC” has the meaning ascribed to it in Section 11.17 of this Agreement.

“SAFE” means the State Administration for Foreign Exchange of the PRC.

“SAFE Circular 7” shall mean the Notice of the State Administration of Foreign Exchange on the Relevant Issues Concerning the Administration of Foreign Exchange for Domestic Individuals’ Participation in Equity Incentive Programs of Overseas Listed Companies (《国家外汇管理局关于境内个人参与境外上市公司股权激励计划外汇管理有关问题的通知》)

“SAFE Rules and Regulations” means collectively, the Circular 37, SAFE Circular 7 and any other applicable SAFE rules and regulations, as amended.

“Sanctions” shall mean any sanctions administered by OFAC, or by the U.S. Department of State, or any sanctions imposed by the European Union (including under Council Regulation (EC) No. 194/2008), the United Nations Security Council, Her Majesty’s Treasury or any other relevant governmental entity and any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, as amended or the Iran Sanctions Act, as amended.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Second Participation Notice” has the meaning ascribed to it in Section 4.4(b) of this Agreement.

“Second Participation Period” has the meaning ascribed to it in Section 4.4(b) of this Agreement.

“Second Series E+ Purchase Agreement” shall mean that certain Series E+ Preferred Share Purchase Agreement dated as of September 17, 2024, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, Vitruvian and certain parties named therein, as amended.

“Second Transfer Notice” has the meaning ascribed to it in Section 5.4(c)(ii) of this Agreement.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Security Holder” has the meaning ascribed to it in Section 11.12 of this Agreement.

“Selling Shareholder” has the meaning ascribed to it in Section 5.4(a) of this Agreement.

“Series A Investors” is defined in the introductory paragraph I. of this Agreement.

“Series A Preferred Majority” shall mean the holders representing more than fifty percent (50%) of the Series A Preferred Shares then outstanding, voting as a single class on an as-converted basis.

“Series A Preferred Shares” shall mean the Series A Preferred Shares of the Company, par value US$0.0001515 per share.

“Series A Share Purchase Agreement” shall mean certain Series A Preferred Share Purchase Agreement dated as of January 29, 2016, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, certain Series A Investors and certain parties named therein.

Annex A – 10

“Series A Shareholders” shall mean the holders of the Series A Preferred Shares of the Company.

“Series B Investors” is defined in the introductory paragraph J. of this Agreement.

“Series B Preferred Majority” shall mean the holders representing more than fifty percent (50%) of the Series B Preferred Shares then outstanding, voting as a single class on an as-converted basis.

“Series B Preferred Shares” shall mean, collectively, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares and the Series B-3 Preferred Shares.

“Series B Share Purchase Agreement” shall mean certain Series B Preferred Share Purchase Agreement dated as of November 10, 2016, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, certain Series B Investors and certain parties named therein.

“Series B Shareholders” shall mean the holders of the Series B Preferred Shares of the Company.

“Series B-1 Preferred Shares” shall mean the Series B-1 Preferred Shares of the Company, par value US$0.0001515 per share.

“Series B-2 Preferred Shares” shall mean the Series B-2 Preferred Shares of the Company, par value US$0.0001515 per share.

“Series B-3 Preferred Shares” shall mean collectively the Series B-3 Preferred Shares of the Company, par value US$0.0001515 per share.

“Series B-3 Share Purchase Agreement” shall mean certain Series B-3 Preferred Share Purchase Agreement dated as of January 27, 2017, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, MPC III, HSG Venture VI Holdco, Ltd., and certain parties named therein.

“Series C Investors” is defined in the introductory paragraph K. of this Agreement.

“Series C Preferred Majority” shall mean the holders representing more than sixty- six percent (66%) of the Series C Preferred Shares then outstanding, voting as a single class on an as-converted basis.

“Series C Preferred Shares” shall mean the Series C Preferred Shares of the Company, par value US$0.0001515 per share.

“Series C Shareholders” shall mean the holders of the Series C Preferred Shares of the Company.

“Series C Share Purchase Agreement” shall mean certain Series C Preferred Share Purchase Agreement dated as of October 1, 2017, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, Series C Investors and certain parties named therein.

“Series D Investors” is defined in the introductory paragraph L. of this Agreement.

“Series D Preferred Majority” shall mean the holders representing more than fifty percent (50%) of the Series D Preferred Shares then outstanding, voting as a single class on an as-converted basis.

“Series D Preferred Shares” shall mean the Series D Preferred Shares of the Company, par value US$0.0001515 per share.

“Series D Shareholders” shall mean the holders of the Series D Preferred Shares of the Company.

Annex A – 11

“Series D Share Purchase Agreement” shall mean certain Series D Preferred Share Purchase Agreement dated as of May 9, 2018, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, Series D Investors and certain parties named therein.

“Series D+ Investors” is defined in the introductory paragraph M. of this Agreement.

“Series D+ Preferred Majority” shall mean the holders representing more than fifty percent (50%) of the Series D+ Preferred Shares then outstanding, voting as a single class on an as-converted basis.

“Series D+ Preferred Shares” shall mean the Series D+ Preferred Shares of the Company, par value US$0.0001515 per share.

“Series D+ Shareholders” shall mean the holders of the Series D+ Preferred Shares of the Company.

“Series D+ Share Purchase Agreement” shall mean certain Series D+ Preferred Share Purchase Agreement dated as of March 31, 2019, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, Series D+ Investors and certain parties named therein.

“Series E Investors” is defined in the introductory paragraph N. of this Agreement.

“Series E/E+ Preferred Majority” shall mean the holders representing more than sixty percent (60%) of the Series E Preferred Shares and the Series E+ Preferred Shares then outstanding, voting together as a single class on an as-converted basis.

“Series E Preferred Shares” shall mean the Series E Preferred Shares of the Company, par value US$0.0001515 per share.

“Series E Shareholders” shall mean the holders of the Series E Preferred Shares of the Company.

“Series E Share Purchase Agreement” shall mean certain Series E Preferred Share Purchase Agreement dated as of November 11, 2020, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, Series E Investors and certain parties named therein.

“Series E+ Investors” is defined in the introductory paragraph O. of this Agreement.

“Series E+ Joinder Agreement I” shall mean certain Joinder Agreement dated November 11, 2023, by and among the Company, Atinum Growth Fund 2020, Atinum Growth Fund 2023, Orange Co-Invest and OurCrowd Nominee Limited.

“Series E+ Joinder Agreement II” has the meaning ascribed to it in the recitals of this Agreement.

“Series E+ Preferred Shares” shall mean the Series E+ Preferred Shares of the Company, par value US$0.0001515 per share.

“Series E+ Share Purchase Agreement” shall mean, collectively, the Series E+ Preferred Share Purchase Agreement dated July 10, 2023 by and among, the Group Companies, the Key Parties, the Founder Holdcos and certain Series E+ Investors, the Joinder Agreement dated November 11, 2023, by and among the Company, Atinum Growth Fund 2020, Atinum Growth Fund 2023, Orange Co-Invest and OurCrowd Nominee Limited and the Joinder Agreement dated January 16, 2024, by and among the Company, Bessemer Venture Partners XI L.P., Bessemer Venture Partners XI Institutional L.P., EQT and KIP Southeast Asia Venture Fund I.

Annex A – 12

“Series E+ Shareholders” shall mean the holder of the Series E+ Preferred Shares of the Company.

“Series E+ Third Additional Closing Date” shall mean October 25, 2024.

“Series Seed Investors” is defined in the introductory paragraph H. of this Agreement.

“Series Seed Preferred Shares” shall mean the Series Seed Preferred Shares of the Company, par value US$0.0001515 per share.

“Series Seed Shareholders” shall mean the holders of the Series Seed Preferred Shares of the Company.

“Shareholders” shall mean the holders of any Shares of the Company (each a “Shareholder”), unless the text specifically indicate otherwise.

“Shares” shall mean all Preferred Shares and all Ordinary Shares now owned or subsequently acquired by any Shareholder.

“Singapore” shall mean the Republic of Singapore.

“Singapore Company” is defined in the introductory paragraph C. of this Agreement.

“SoftBank” shall mean SVF Travel (Singapore) Pte. Ltd., together with its Affiliates holding Shares in the Company.

“SoftBank Director” has the meaning ascribed to it in Section 9.1 of this Agreement.

“Subsidiary” or “Subsidiaries” shall mean, with respect to any subject entity (the “subject entity”), (i) any company, partnership or other Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote or (y) more than fifty percent (50%) interest in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the relevant GAAP treatment, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary.

“Taiwan Agency Agreement” means the agent agreement entered into by and among the Company, the Taiwan Company and GNOCK FAH, Wong Chee How (as the sole shareholder of the Taiwan Company), dated as of November 27, 2017.

“Taiwan Company” shall mean Klook Travel Taiwan Limited (客遊天下旅行社有限公司), a limited liability company established under the Laws of Taiwan.

“Taiwan Foreign Investment Laws” means all of the requirements under the ROC Statute for Investment by Foreign Nationals, the ROC Measures Governing Investment Permit to the People of Mainland Area as well as the regulations promulgated in accordance thereto in connection with the investment in, or otherwise the Control of, the Taiwan Company.

“Taiwan IP License Agreement” means the license and technical support agreement entered into by and among the Company, the Taiwan Company and GNOCK FAH, Wong Chee How (as the sole shareholder of the Taiwan Company), dated as of October 13, 2017.

“TCV” shall mean each of TCV IX, L.P., TCV IX (A), L.P., TCV IX (B), L.P. and TCV Member Fund, L.P., together with its Affiliates holding Shares in the Company.

“Terms” has the meaning ascribed to it in Section 12.1 of this Agreement.

Annex A – 13

“Trade Sale” shall mean any of the following events:

(i) any sale, reorganization, merger, consolidation, acquisition, tender offer or similar transaction of the Company with one or more other entities in which the Shareholders prior to such transaction or series or transactions would hold Shares representing less than a majority of the voting power of the issued Shares of the surviving corporation immediately after such transaction or series of transactions; or

(ii) the sale, transfer or other disposition of all or substantially all of the assets, or Proprietary Rights of the Group Companies.

“Transaction Documents” shall mean this Agreement, the Second Series E+ Purchase Agreement, the Series A Share Purchase Agreement, the Series B Share Purchase Agreement, the Series B-3 Share Purchase Agreement, the Series C Share Purchase Agreement, the Series D Share Purchase Agreement, the Series D+ Share Purchase Agreement, the Series E Share Purchase Agreement, the Series E+ Share Purchase Agreement, the Restated M&A, the Management Rights Letters, the Taiwan IP License Agreement, the Taiwan Agency Agreement, the Control Documents, the exhibits attached to any of the foregoing and any other document, certificate, and agreement delivered in connection with the transactions contemplated hereby and thereby, for the avoidance of doubt, excluding those documents, certificates or agreements which have been superseded, replaced or terminated.

“Transfer” has the meaning ascribed to it in Section 5.1 of this Agreement.

“Transfer Notice” has the meaning ascribed to it in Section 5.4(a) of this Agreement.

“Transfer Shares” has the meaning ascribed to it in Section 5.4(a) of this Agreement.

“US$” shall mean the lawful currency of the United States of America.

“VIE Structure” has the meaning ascribed to it in the Second Series E+ Purchase Agreement.

“Violation” has the meaning ascribed to it in Section 3.8(a) of this Agreement.

“Vitruvian” shall mean Knight Taano Pte. Ltd, a private limited company incorporated in Singapore with UEN 202428579K, with its registered address at 1 Kim Seng Promenade #18-07/12, Great World City, Singapore 237994, together with its Affiliates holding Shares in the Company.

“Vitruvian Advisor Vehicle” shall mean Mariano Dima Advisory Ltd. (registered number 12050709), a limited company incorporated in England, with its registered address at Green Lane Business Park, 238 Green Lane, New Eltham, London, UK, SE9 3TL.

“Vitruvian Director” has the meaning ascribed to it in Section 9.1 of this Agreement.

“Warrantors” has the meaning ascribed to it in the Second Series E+ Purchase Agreement.

“Welight Capital” shall mean Welight Capital L.P.

“WFOE” shall mean Shanghai Ke Lu Internet Technology Co., Ltd. (上海客鲁网络科技有限公司), a company established under the Laws of the PRC.

“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

Annex A – 14

EXHIBIT A

PROTECTIVE PROVISIONS

(A) For so long as any Preferred Share remains outstanding, each Group Company shall not, and each of the Warrantors shall procure each Group Company not to, directly or indirectly, and whether by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, take any of the actions listed in Part (A) of this Exhibit A without the prior written consent of (i) the Series E/E+ Preferred Majority (as long as any Series E Preferred Share and/or Series E+ Preferred Share remains outstanding), (ii) the Series D+ Preferred Majority (as long as any Series D+ Preferred Share remains outstanding), (iii) the Series D Preferred Majority (as long as any Series D Preferred Share remains outstanding), (iv) the Series C Preferred Majority (as long as any Series C Preferred Share remains outstanding), (v) the Series B Preferred Majority (as long as any Series B Preferred Share remains outstanding), (vi) the Series A Preferred Majority (as long as any Series A Preferred Share remains outstanding), and (vii) the Ordinary Majority. Notwithstanding anything to the contrary contained herein, where any action listed in Part (A) of this Exhibit A requires the approval of the Shareholders in accordance with applicable law, and if the Shareholders vote in favour of such act but the approval of any of the Series A Preferred Majority, the Series B Preferred Majority, the Series C Preferred Majority, the Series D Preferred Majority, the Series D+ Preferred Majority, the Series E/E+ Preferred Majority or the Ordinary Majority has not yet been obtained, the relevant Shareholders who vote against such act at a meeting of the Shareholders in aggregate shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favor of such act plus one (1):

(1)	any cessation to conduct the main business of the Group Companies as currently conducted;

(2)	any sale, transfer or otherwise disposal of all or a majority of the goodwill and/or assets of any Group Company;

(3)	any increase, reduction, cancellation, or reclassification of the authorized or issued share capital of any Group Company, issuance, purchase or redemption of any shares of any Group Company, or any grant of any convertible securities, options or warrants over any portion of the share capital of any Group Company which may dilute the shareholding of any holder of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D+ Preferred Shares, Series E Preferred Shares and/or Series E+ Preferred Shares (including reclassification that will dilute a Holder’s shareholding in the relevant Series of Preferred Shares) or reclassification of outstanding shares of the Company into shares having preference as to dividends or assets senior to or on parity with any existing series of Preferred Shares of the Company (for the avoidance of doubt, excluding (i) any issuance of Ordinary Shares upon conversion of Preferred Shares, (ii) the purchase, repurchase or redemption of the shares of the Company pursuant to Article 3 of Schedule A of the Restated M&A (including in connection with the conversion of the Preferred Shares into Ordinary Shares), and (iii) any issuance of Shares pursuant to any equity plan or incentive arrangement approved or to be approved in accordance with this Agreement and the Restated M&A and repurchases of shares from former employees, officers, directors, consultants or other persons who performed services for the Group Companies in connection with the cessation of such employment or service or otherwise pursuant to the terms of the equity plan or incentive arrangement approved or to be approved in accordance with this Agreement and the Restated M&A);

(4)	any declaration, set aside or payment of a dividend or other distribution of any kind by any Group Company, or capitalization of the reserves of any Group Company (other than declaration, setting aside or payment of dividends or other distributions by wholly- owned Subsidiaries of the Company);

(5)	any creation, adoption, amendment of any employee stock option plan or any other stock option plan or restricted stock plan of any Group Company;

(6)	any merger, amalgamation, consolidation, Change of Control Event, Trade Sale (other than a Drag-Along Sale approved in accordance with Section 10.2 of this Agreement);

(7)	any material amendment or waiver of any provision of any Charter Documents of any Group Company;

(8)	any disposition or dilution of the direct or indirect interests of the Company in any other Group Company or its Subsidiaries;

(9)	any approval of the sale, transfer or otherwise disposal of the shares of any Group Company other than the Company;

(10)	any consent to any proceeding seeking liquidation, winding up, dissolution, reorganization, or arrangement of any Group Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;

(11)	any material amendment or termination of any of the Control Documents;

(12)	any increase or decrease of the authorized size of the Board;

(13)	other than any non-exclusive license granted in the ordinary course of business, any sale, transfer, lease, license, pledge, or otherwise dispose of any Proprietary Rights of any Group Company that is material to the business of such Group Company;

(14)	any approval, modification, amendment of any provision of, or the entering into of the related party transaction between any Group Company and any director or shareholder of any Group Company (or an Affiliate of such director or shareholder), including without limitation, directly or indirectly providing loans, guarantee to any director or shareholder of any Group Company (or an Affiliate of such director or shareholder) or providing indemnity or guarantee to any debts of any director or shareholder of any Group Company (or an Affiliate of such director or shareholder), other than those occurred in the ordinary course of business consistent with past business practices and at the arm’s length principle; and

(15)	any agreement or commitment to do any of the foregoing.

(B) For so long as GS or HongShan or MPC or Boyu holds any Share of the Company, without the prior written consent of each of GS, HongShan, MPC and Boyu, each Group Company shall not, and each of the Warrantors shall procure each Group Company not to, directly or indirectly, (i) by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, proceed with, or otherwise consummate, (x) a Trade Sale, which is at an implied valuation of the Group Companies of less than US$2,000,000,000, or (y) an initial public offering that is not a Qualified IPO, (ii) conduct any new business other than e- commerce, travel, leisure, lifestyle and related services, (iii) appoint an accounting firm other than a big-four accounting firm as the auditor of the Group Companies, (iv) make any amendment to, waiver of any terms under, or terminate, any of the Restated M&A, the Management Rights Letters, the Taiwan Agency Agreement and the Taiwan IP License Agreement to the extent that GS’ or HongShan’s or MPC’s or Boyu’s rights and obligations are adversely affected by such amendment, waiver or termination, provided that, none of the restrictions in this subsection (iv) should restrict any amendment to, waiver of any terms under, or termination of any provision of the Taiwan Agency Agreement or the Taiwan IP License Agreement if such amendment, waiver or termination is specifically and legally required by the competent and relevant Governmental Authority in Taiwan in order for the Group Companies to satisfy the Taiwan Foreign Investment Laws, provided further that, in such case, the Key Parties and the Group Companies shall discuss with GS and HongShan and MPC and Boyu in good faith, prior and with respect to any of such amendment, waiver, or termination, and take into account of any reasonable comments and suggestions GS, HongShan, MPC and/or Boyu may have thereon, or (v) make any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Series C Preferred Shares or Series D Preferred Shares (for the avoidance of doubt, any authorization, creation and/or issuance of any Equity Securities by the Company, including those ranking pari passu with or senior to the Series C Preferred Shares or Series D Preferred Shares, as the case may be, shall not be prohibited by this subsection (v), provided that, each Participation Rights Holder is provided with the opportunity to elect to exercise or not to exercise its Right of Participation under Section 4 hereof prior to such authorization, creation, or issuance of any New Securities by the Company). Notwithstanding any other provision of the Transaction Documents to the contrary, this Part (B) shall not be amended, changed or waived without the prior written consent of each of GS, HongShan, MPC and Boyu.

(C) Without the prior written consent of (a) with respect to subsection (i) through (v) below, SoftBank (so long as SoftBank holds any Series D+ Preferred Share of the Company), and (b) with respect to subsection (i) through (iv) below, the Series E/E+ Preferred Majority (so long as any Series E Preferred Share and/or Series E+ Preferred Share remains outstanding), and (c) with respect to subsection (v) below, Aspex (so long as Aspex holds any Series E Preferred Share of the Company), each Group Company shall not, and each of the Warrantors shall procure each Group Company not to, directly or indirectly, (i) by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, proceed with, or otherwise consummate, (x) a Trade Sale, which is at an implied valuation of the Group Companies of less than US$3,400,000,000, or (y) an initial public offering that is not a Qualified IPO, (ii) conduct any new business other than e-commerce, travel, leisure, lifestyle and related services, (iii) appoint an accounting firm other than a big-four accounting firm as the auditor of the Group Companies, (iv) make any amendment to, waiver of any terms under, or terminate, any of the Restated M&A, the Management Rights Letters, the Taiwan Agency Agreement and the Taiwan IP License Agreement to the extent that any rights and obligations of any Series D+ Shareholder or Series E Shareholder or Series E+ Shareholder are affected by such amendment, waiver or termination, provided that, none of the restrictions in this subsection (iv) should restrict any amendment to, waiver of any terms under, or termination of any provision of the Taiwan Agency Agreement or the Taiwan IP License Agreement if such amendment, waiver or termination is specifically and legally required by the competent and relevant Governmental Authority in Taiwan in order for the Group Companies to satisfy the Taiwan Foreign Investment Laws, provided further that, in such case, the Key Parties and the Group Companies shall discuss with SoftBank and the Series E/E+ Preferred Majority in good faith, prior and with respect to any such amendment, waiver, or termination, and take into account any reasonable comments and suggestions the Series D+ Preferred Majority or the Series E/E+ Preferred Majority may have thereon, or (v) make any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Series D+ Preferred Shares or Series E Preferred Shares (for the avoidance of doubt, any authorization, creation and/or issuance of any Equity Securities by the Company, including those ranking pari passu with or senior to the Series D+ Preferred Shares or Series E Preferred Shares, as the case may be, shall not be prohibited by this subsection (v), provided that, each Participation Rights Holder is provided with the opportunity to elect to exercise or not to exercise its Right of Participation under Section 4 hereof prior to such authorization, creation, or issuance of any New Securities by the Company). Notwithstanding any other provision of the Transaction Documents to the contrary, this Part (C) shall not be amended, changed or waived with the prior written consent of SoftBank, Aspex and/or the Series E/E+ Preferred Majority (to the extent such amendment, change or waiver is related to abovementioned matters that requires its prior written consent).

(D) Without the prior written consent of holders representing more than fifty percent (50%) of the Series E+ Preferred Shares then outstanding, each Group Company shall not, and each of the Warrantors shall procure each Group Company not to, directly or indirectly, make any amendment or change or waiver of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Series E+ Preferred Shares, (for the avoidance of doubt, any authorization, creation and/or issuance of any Equity Securities by the Company, including those ranking pari passu with or senior to the Series E+ Preferred Shares, as the case may be, shall not be prohibited by this section, provided that, each Participation Rights Holder is provided with the opportunity to elect to exercise or not to exercise its Right of Participation under Section 4 hereof prior to such authorization, creation, or issuance of any New Securities by the Company). Notwithstanding any other provision of the Transaction Documents to the contrary, this Part (D) shall not be amended, changed or waived with the prior written consent of holders representing more than fifty percent (50%) of the Series E+ Preferred Shares then outstanding.

(E) Without prejudice to shareholders’ rights under Part (A) to Part (D), none of the Group Companies shall take, permit to occur, approve, authorize, or agree or commit to do any of the following matters without the approval of a majority of the Board (which approval must include the approval of at least a majority of the Preferred Directors):

(1)	any approval of the appointment, termination, remuneration and other employment terms of the general manager, chief executive officer, chief operation officer, chairman, chief financial officer, chief technology officer or other Key Employees (as defined in in the Second Series E+ Purchase Agreement) of the Group Companies;

(2)	any creation, adoption, amendment, administration of any bonus or incentive plan or profit sharing mechanism; the administration of any employee stock option plan or any other stock option plan, or restricted stock plan of any Group Company duly adopted by the Company, or grant any option under such plans;

(3)	any amendment to the approved or adopted treasury or accounting policies or any change in the financial year of the Company;

(4)	any appointment or change in the auditors of the Company;

(5)	any lending by any Group Company to any third parties in an amount equal to or exceeding US$1,000,000 in a single transaction or equal to or exceeding US$3,000,000 in the aggregate for all such transactions during any financial year;

(6)	any borrowing other than any loans for the purpose of trade financing as obtained from banks or other financial institutions in the ordinary course of business;

(7)	any provision of any guarantee, lien, or otherwise create encumbrance over the assets of any Group Company, other than the guarantee over the bank loan for the purpose of the daily operation of any Group Company in the amount of not exceeding US$5,000,000 in a single transaction or not exceeding US$9,000,000 in the aggregate for all such transactions during any financial year;

(8)	any acquisition of any stock, share or other securities of any company other than the Group Companies in an amount equal to or exceeding US$10,000,000 in a single transaction or equal to or exceeding US$20,000,000 in the aggregate for all such transactions during any financial year, or any development or establishment of brands other than those existing as of the date hereof;

(9)	any initial public offering of any Group Company;

(10)	any approval or amendment to the annual budget or business plan of the Group Companies;

(11)	any approval of entering into any of the following transactions (either in a single transaction or a series of related transactions): (i) incurrence of any expense outside the annual budget in excess of US$4,000,000 per month; or (ii) purchase or disposal of business/assets outside the annual budget in excess of US$12,000,000 during any fiscal year;

(12)	any increase in compensation of any employee of the Group Companies with monthly salary of at least US$20,000 by more than fifty percent (50%) in a twelve (12) month period;

(13)	any initiation or settlement of any material litigation or arbitration; and

(14)	any agreement or commitment to do any of the foregoing.

Notwithstanding the above, HongShan shall not have veto rights with respect to subsections (1) and (10) under Part (E). The Company hereby confirms and agrees that before submitting the matters under subsections (1) and (10) under Part (E) to the Board of the Company for resolution, the Company shall (i) provide the relevant information to HongShan; (ii) consult and reasonably consider the opinions of HongShan, with respect to the matters under subsections (1) and (10) under Part (E). Notwithstanding the above, HongShan shall not have veto rights over the matters under subsections (1) and (10) under Part (E), which matters shall be determined in accordance with this Agreement and/or the Restated M&A respectively.

For the avoidance of doubt, if pursuant to the provisions herein, the approval or consent of the Series A Preferred Majority, the Series B Preferred Majority, the Series C Preferred Majority, the Series D Preferred Majority, the Series D+ Preferred Majority, the Series E/E+ Preferred Majority, the Ordinary Majority or a particular Shareholder is required, such approval or consent may be obtained through votes on a shareholders’ meeting (if a meeting is convened), or written approvals or consents signed by the requisite Shareholders (in separate legal instruments or one single legal instrument).

EXHIBIT B

FORM OF ADHERENCE AGREEMENT

This Adherence Agreement (“Adherence Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Twelfth Amended and Restated Shareholders Agreement dated as of February 25, 2025 (the “Agreement”) by and among Esquared Capital Limited, a British Virgin Islands company (the “Company”) and certain of its shareholders and certain other parties named thereto, and in consideration of the Shares acquired by the Transferee thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adherence Agreement, the Transferee agrees as follows:

1. Acknowledgment. Transferee acknowledges that Transferee is acquiring [number] [Preferred/Ordinary] shares of the Company (the “Shares”) from [name of transferor] (the “Transferor”), subject to the terms and conditions of the Agreement.

2. Agreement. Immediately upon transfer of the Shares, Transferee (i) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement applicable to the Transferor, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a/an [Ordinary Shareholder thereunder (if transferor is an Ordinary Shareholder)]/[Investor thereunder (if transferor is an Investor)].

3. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4. Governing Law. This Adherence Agreement shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

EXECUTED AND DATED this            day of                                        ,           .

TRANSFEREE:

By:
Name:
Title:

Attn:
Address:
Tel:
Fax:
Email:

B-1

EXHIBIT C

NOTICES

For the purpose of the notice provisions contained in this Agreement, the following are the initial addresses of each party:

If to any Key Party, Founder Holdco or any Group Company:

Attn:	Zhaowei Lin
Address:	[***]
Tel:	[***]
Email:	[***]

If to Ivory Cliff Holdings Limited:

Attn:	Hu Yingyi
Address:	[***]
Tel:	[***]
Email:	[***]

If to Falcon Capital Management Limited:

Attn:	Von Lam
Address:	[***]
Tel:	[***]
Email:	[***]

If to Wilfred FAN:

Email:	[***]

If to L2 Venture Limited:

Email:	[***]

If to ARK TRUST (HONG KONG) LIMITED:

Email:	[***]

If to Welight Capital L.P.:

Attn:	Chang Yu
Address:	[***]
Tel:	[***]

If to Fox Brook Investment Limited:

Attn:	Huang Zhaojie
Address:	[***]
Tel:	[***]
Email:	[***]

If to MPC:

Attn:	Matrix Partners HK Management Limited Huadong Wang
Address:	[***]
Tel:	[***]
Fax:	[***]
Email:	[***]

If to Grandwin Enterprises Limited:

Attn:	Leung Pak To
Address:	[***]
Tel:	[***]
Fax:	[***]
Email:	[***]

If to HongShan:

Attn:	Ip Siu Wai Eva, Qingsheng Zheng, Buzz Cao
Address:	[***]
Tel:	[***]
Fax:	[***]
Email:	[***]

If to Broad Street:

c/o :	Broad Street Investments Holding (Singapore) Pte. Ltd.
Attn:	Company Secretary
Address:	[***]
Fax:	[***]
Email:	[***]

With a copy to:

c/o:	Goldman Sachs (Asia) LLC
Attention:	Zhu, Richard
Address:	[***]
Email:	[***]

If to Stonebridge:

c/o :	Stonebridge 2017 (Singapore) Pte. Ltd.
Attn:	Company Secretary
Address:	[***]
Fax:	[***]
Email:	[***]

With a copy to:

c/o:	Goldman Sachs (Asia) LLC
Attention:	Zhu, Richard
Address:	[***]
Email:	[***]

If to OurCrowd (Investment in KL) L.P. and OurCrowd International Investment III, L.P.:

Attn:	Jay Kalish to Cali Chill, SVP, General Counsel, & Corporate Secretary
Address:	[***]
Tel:	[***]
Email:	[***]

If to TSANG Heman Shiu Hei:

Attn:	Heman Shiu Hei TSANG
Address:	[***]
Tel:	[***]
Fax:	[***]
Email:	[***]

If to TSUI Ho Horace:

Attn:	HORACE TSUI
Address:	[***]
Tel:	[***]
Fax:	[***]
Email:	[***]

If to AU YEUNG Jackie:

Attn:	AU YEUNG Jackie
Address:	[***]
Tel:	[***]
Email:	[***]

If to STEP EXPRESS LIMITED:

Attn:	YEUNG Ngai Daniel
Address:	[***]
Tel:	[***]
Fax:	[***]
Email:	[***]

If to Boyu:

Attn:	Joey Chen
Address:	[***]
Tel:	[***]
Email:	[***]

If to TCV:

Attn:	General Counsel
Address:	[***]
Phone:	[***]
Fax:	[***]
Email:	[***]

If to GIC:

Attn:	SI AFCG Officers (#47) / PE & I Asia (Mid Office and Finance) / SI Legal (#48)
Address:	[***]
Tel:	[***]
Email:	[***]

If to EDB INVESTMENTS PTE LTD:

Attn:	Yeung Chia Li
Address:	[***]
Tel:	[***]
Email:	[***]

If to SoftBank:

[***]
Attn:	Legal Department
Email:	[***]

and

[***]
Attn:	Legal Department
Email:	[***]

If to Aspex:

Attn:	COO and Legal Counsel
Address:	[***]
Tel:	[***]
Email:	[***]

If to System Harbour Limited:

Attn:	Lisa Du, Celeste Kao
Address:	[***]
Email:	[***]

If to Hel Ved Turbo Investment II Inc:

Attn:	Annie Lai
Address:	[***]
Tel:	[***]
Email:	[***]

If to LUCK LEGEND INTERNATIONAL HOLDINGS LIMITED:

Attn:	Allen Huang
Email:	[***]

If to Equity Advantage Limited:

Attn:	Ms. Astrid Wong
Address:	[***]
Tel:	[***]
Email:	[***]

If to GCM Grosvenor KLK SPV, LP:

Attn:	GCM Grosvenor L.P.
Address:	[***]
Tel:	[***]
Fax:	[***]
Email:	[***]

If to BVP:

Attn:	General Counsel
Address:	[***]
Email:	[***]

With a copy (which shall not constitute notice and shall necessarily include a copy by email) to:

Attn:	Daniel Dusek and Ananth Lakshman, c/o Goodwin Procter (Singapore) LLP
Address:	[***]
Email:	[***]

If to FINNOVENTURE PRIVATE EQUITY TRUST I:

Address:	[***]

If to Clou (HK) Limited:

Attn:	Betty Ching
Address:	[***]
Tel:	[***]
Fax:	[***]
Email:	[***]

With a copy to (that shall not constitute notice):

EQT Private Capital Asia
Address:	[***]
Attention:	Ezekiel Daniel Arlin
Tel:	[***]
Fax:	[***]
Email:	[***]

If to BEACON VENTURE CAPITAL COMPANY LIMITED:

Attn:	Natthorn Chaiyapruk / Patcharee Benjangkaprasert / Kotchakorn Sukruethaisamer / Jarupa Paisansudhi
Address:	[***]
Email:	[***]

If to SMIC SG HOLDINGS PTE. LTD.:

Attn:	Erwin G. Pato
Address:	[***]
Email:	[***]

With a copy to (which shall not constitute notice):

SM Investments Corporation
Address:	[***]
Attn:	Erwin G. Pato
Tel:	[***]
Fax:	[***]
Email:	[***]

If to Atinum Growth Fund 2020 and Atinum Growth Fund 2023:

Attn:	Kyungnae Bang (Erin Bang)
Address:	[***]
Tel:	[***]
Email:	[***]

If to Orange Co-Invest:

Address:	[***]
Email:	[***]

If to OurCrowd Nominee Limited:

Attn:	Legal Department
Address:	[***]
Tel:	[***]
Email:	[***]

If to KIP Southeast Asia Venture Fund I:

Attn:	Ang Wei Shane
Address:	[***]
Tel:	[***]
Email:	[***]

If to Knight Taano Pte. Ltd. or Mariano Dima Advisory Ltd.:

Knight Taano Pte. Ltd.

Address:	[***]
Attn:	Gilbert Ong, Sophie Bower-Straziota, Legal Department
Email:	[***]

Mariano Dima Advisory Ltd.

Address:	[***]
Attn:	Gilbert Ong, Sophie Bower-Straziota, Legal Department
Email:	[***]